UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INGEVITY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ingevity

Notice of 2022 annual meeting of stockholders and proxy statement

PURIFY | PROTECT | ENHANCE

March 11, 2022
To Ingevity Stockholders:
It is our pleasure to invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Ingevity Corporation (the “Company”). In light of guidance regarding the COVID-19 pandemic, and to protect the health and well-being of our stockholders, employees, Board members, and other members of our community, the Annual Meeting will be held virtually via live audio webcast on April 27, 2022 at 9:30 a.m. Eastern Time.
You will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/NGVT2022 and may submit questions and vote your shares of the Company’s common stock, par value $0.01 (the “Common Stock”), electronically. Further details regarding participation, voting, and the business to be conducted at the Annual Meeting, are described in the following notice of the Annual Meeting and this proxy statement.
2021 was a good year at Ingevity. We delivered strong overall financial performance over 2020, despite a dynamic environment challenged by supply chain and logistics disruptions. We did this while keeping safety first. Ingevity 2.0, our strategic approach to growth, is well underway as we work to be a best-in-class chemical company measured by our financial performance and culture of operational excellence. During the year, we continued our transformation into an innovation-driven enterprise leveraging our chemistries – products made from renewable materials and derivatized technologies that impart environmental benefits in their use - to purify, protect, and enhance the world around us.
Our segments performed well amidst ongoing pressure and uncertainty. The Performance Chemicals segment delivered a remarkable recovery. Despite persistent raw materials and energy inflation, the team drove impressive year-over-year sales growth, particularly in Engineered Polymers and Industrial Specialties. Because of the global semiconductor chip shortage, automotive production was unpredictable and pressured throughout the second half of 2021, but our Performance Materials team managed global planning, production, and inventory with great discipline and performed solidly for the year.
We advanced progress toward strategic growth and innovation efforts. Our Performance Chemicals team completed alternative fatty acid production using alternate raw materials to crude tall oil and saw our first sales of our new AltaVeg™ product. In Performance Materials, our wood-based alternative-fuel vehicle solution that enables the use of renewable natural gas (“RNG”) for cleaner mobility received a grant to fund 28 trucks powered with our unique gas storage technology, demonstrating the amplified emissions reduction benefits for fleets when using RNG as a vehicle fuel. We also completed testing of our on-site industrial storage tank leveraging this same gas storage innovation, became operational with our methane capture and storage strategic partner, GreenGasUSA Holdings LLC, and made additional investments in biosurfactants and capture-and-release technologies for odor, bacteria, and virus control.
We forged ahead with our sustainability program. This year, we increased our overall EcoVadis score for corporate social responsibility by almost 11% and maintained our Silver rating. Our 2020 Sustainability Report highlighted progress toward our current sustainability goals and included our first statements on climate change, discrimination, and racial injustice.
We further enriched and accelerated our culture and social impact. This year, we established a formal diversity, equity, and inclusion (“DEI”) function, welcomed our first Chief DEI Officer, and delivered a DEI strategic plan that aims to create sustainable progress by building diverse teams, elevating equity, demonstrating inclusivity, and supporting communities in ways that enable the vitality of the diverse locations where we operate. Their work will be critical as we continue to enrich our IngeviWay culture.
The right leadership continues to positively impact our growth and success. Today, our Board of Directors is 38% women and 13% racially and ethnically diverse. Additionally, our executive team – 29% women led and 14% racially and ethnically diverse - welcomed Mary Dean Hall as executive vice president and chief financial officer, Stacy Cozad as executive vice president, general counsel and secretary, Rich White, as senior vice president and president, Industrial Specialties and Pavement Technologies, and Steve Hulme, as senior vice president and president, Engineered Polymers.
A notice of internet availability or proxy card is being mailed beginning on March 11, 2022, to each holder of record of Common Stock as of the record date, February 28, 2022. Please see “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for additional information about how to attend, vote, examine the list of stockholders, and submit questions during the Annual Meeting.
Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Your vote will mean that you are represented at the Annual Meeting regardless of whether you attend virtually. Thank you for your ongoing support of Ingevity.
Best regards,

John C. Fortson
President and CEO

Notice of 2022 Annual Meeting of Stockholders of Ingevity Corporation

Date & Time: Wednesday April 27, 2022 9:30 a.m. Eastern Time	Live Audio Webcast Location: www.virtualshareholdermeeting.com/NGVT2022 To be admitted, enter the control number found on your proxy card or Notice regarding the availability of proxy materials	Record Date: February 28, 2022 Holders of record of our Common Stock at the close of business on the Record Date are entitled to receive notice of, virtually attend, and vote at the Annual Meeting
Due to the ongoing impacts of the COVID-19 pandemic and for the safety of all of our stockholders, employees, Board members, and other members of the community, our Annual Meeting will be held in a virtual meeting format only with no physical meeting location.
Items of Business
At the Annual Meeting, stockholders will be asked to act on the following items:
1.	Elect the eight (8) director nominees named in the proxy statement;
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022;
3.	Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
4.	Consider any other business properly brought before the meeting.
How to Vote

Before the Annual Meeting, vote online at www.proxyvote.com	Call 1-800-690-6903	Scan the QR code above or on your proxy card or Notice	If you received a printed version of these proxy materials, you may vote by mail	See “Questions and Answers about the Annual Meeting, Proxy Solicitation, and Voting Information” for details on how to virtually attend and vote during the meeting
Additional Information
Whether or not you plan to attend the Annual Meeting virtually, we urge you to review these materials carefully and to vote in advance.
By Order of the Board of Directors,

Stacy L. Cozad Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held
on April 27, 2022. This Proxy Statement and our Annual Report are available at www.proxyvote.com.

Proxy Statement – Table of Contents
1	Letter from the CEO
2	Notice of 2022 Annual Meeting of Stockholders of Ingevity Corporation
4	PROXY SUMMARY
4	Agenda Items and Board Recommendations
4	2021 Business Highlights
5	Sustainability Highlights
5	Environmental Stewardship (comparisons versus 2020)
6	Statement on Climate Change
6	Social Responsibility
6	Corporate Governance
7	Snapshot of Director Nominees
7	Board Demographics
8	Corporate Governance Highlights
9	Executive Compensation Governance Practices
10	Proposal 1 Election of Directors
11	Director Nominees
19	Summary of the Director Nominees’ Skills and Experience
20	BOARD AND CORPORATE GOVERNANCE MATTERS
20	Role of the Board of Directors
20	Corporate Governance Guidelines
21	Board Leadership Structure
22	Committees of our Board of Directors
23	Director Nominees and Selection
25	Evaluating Board Performance and Effectiveness
26	Retirement Age and Term Limits
26	Board Meetings and Attendance; Executive Sessions
26	Board’s Role in Risk Oversight
27	Management Development and Succession Planning
27	Board Oversight of ESG Matters
28	Board Oversight of DEI and Human Capital Matters
28	Director Education Program
28	Overboarding Policy
29	Stockholder Outreach and Engagement
29	Interested Party Communications with the Board
29	Codes of Conduct and Ethics
30	Related Party Transactions
30	Governance Materials on our Website
31	DIRECTOR COMPENSATION
31	Ingevity’s Director Compensation Approval Process
31	2021 Non-Employee Director Compensation
31	Change to Non-Employee Director Compensation in 2022
31	Cash Retainers
31	Restricted Stock Unit Awards
32	Other Compensation
32	Stock Ownership Guidelines; Prohibition on Hedging
33	2021 Director Compensation Table
34	Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm
35	AUDIT COMMITTEE MATTERS
35	Audit and Other Fees
35	Pre-Approval Policy and Procedures
36	AUDIT COMMITTEE REPORT
37	Proposal 3 Non-Binding Advisory Vote to Approve the Compensation of Ingevity’s Named Executive Officers
38	COMPENSATION DISCUSSION AND ANALYSIS
39	Executive Summary

41	Setting Compensation
46	NEO Compensation Elements
47	Payout of 2019 PSU Award
48	NEO Performance and Compensation Decisions
49	Other Compensation and Benefits
54	Other Compensation Policies and Practices
55	Risk Analysis
55	Tax and Accounting Considerations
56	LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
57	COMPENSATION TABLES AND OTHER MATTERS
57	Summary Compensation Table
59	Grants of Plan-Based Awards in 2021
60	Outstanding Equity Awards at 2021 Fiscal Year End
61	Option Exercises and Stock Vested During Fiscal 2021
62	Pension Benefits Table – 2021
63	Non-Qualified Deferred Compensation at 2021 Fiscal Year End
64	Potential Payments Upon Certain Termination Events or a Change of Control
66	CEO Pay Ratio Disclosure
67	OWNERSHIP OF EQUITY SECURITIES
67	Principal Stock Owners
67	Executive Officers and Directors
68	Delinquent Section 16(a) Reports
69	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY SOLICITATION, AND VOTING INFORMATION
74	QUESTIONS AND ANSWERS REGARDING STOCKHOLDER COMMUNICATIONS, STOCKHOLDER PROPOSALS, AND COMPANY DOCUMENTS
76	FORWARD LOOKING STATEMENTS
A-1	APPENDIX A NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TABLES

PROXY SUMMARY
This summary highlights information about Ingevity Corporation (“Ingevity,” “we,” “our,” “us,” or the “Company”) and certain information contained elsewhere in this proxy statement (the “Proxy Statement”) for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in deciding to vote, and you should read the entire Proxy Statement carefully before voting. The term “Common Stock,” as used herein, refers to the Company’s common stock, par value $0.01.
Agenda Items and Board Recommendations
PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE
Proposal 1: Election of Directors	FOR each nominee	10
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	34
Proposal 3: Advisory Vote on Compensation of our Named Executive Officers (Say-On-Pay)	FOR	37
2021 Business Highlights
2021 was a good year at Ingevity. We delivered strong overall financial performance over 2020, despite a dynamic environment challenged by supply chain and logistics disruptions. During the year, we continued our transformation into an innovation-driven enterprise leveraging our value-added chemistries – products made from renewable materials and derivatized technologies that impart environmental benefits in their use - to purify, protect, and enhance the world around us.
(Comparisons versus full-year 2020)
WE DELIVERED STRONG OVERALL FINANCIAL PERFORMANCE.
•	Revenue of $1.391.5 billion, up 14.4%
•	Net income of $118.1 million, down 34.9%
•	Adjusted EBITDA* of $422.2 million, up 6.1% and adjusted EBITDA margin* at 30.3%
•	Cash flow provided by operating activities of $293.0 million and free cash flow* of $189.2 million
•	Repurchased $109.4 million in Common Stock
PERFORMANCE CHEMICALS SAW A REMARKABLE RECOVERY.
•	Weathered persistent raw materials and energy inflation
•	Drove impressive year-over-year sales growth, particularly in Engineered Polymers and Industrial Specialties
•	Pavement Technologies delivered another record sales year
•	Revenue up 23.9%; Segment EBITDA rose 16.2% and segment EBITDA margin at 19.8%**
PERFORMANCE MATERIALS EXECUTED WELL AMIDST UNCERTAINTY.
•	Navigated unpredictability and pressure in auto production due to the microchip shortage in second half of the year
•	Managed global production, planning, transportation, and inventory with great discipline
•	Delivered $516.8 million in revenue; Segment EBITDA of $249.4 million and segment EBITDA margin of 48.3%**
OUR SAFETY RECORD IMPROVED.
•	Expanded use of leading indicators to improve safety initiative effectiveness and emphasized core set of life-saving rules
•	Significantly improved employee total case incident, lost time incident, and Tier 1/Tier 2 process safety incident rates
*	Definitions and reconciliations of these non-GAAP financial measures can be found in Appendix A.
**	Segment EBITDA is a GAAP financial measure for segment performance calculated pursuant to Accounting Standards Codification (“ASC”) 280, Segment Reporting (“ASC 280”).
4	INGEVITY - 2022 Proxy Statement

WE INVESTED IN OUR FACILITIES AND TECHNOLOGY.
•	Began optimization projects in Warrington, U.K., expected to increase our monomer production capacity by over 20%
•	Began adding polyol production capability in DeRidder, Louisiana, expected to increase polyol production capacity by 40%
•	Continued implementation of digital business transformation on SAP S/4HANA platform to optimize business operations
WE ADVANCED PROGRESS TOWARD STRATEGIC GROWTH INITIATIVES.
•
Organic growth: Completed alternative fatty acid production and won first sales of new AltaVegTM product; won grant to fund 28 trucks powered with our gas storage technology, showing GHG-reduction benefits of using RNG as vehicle fuel

•
Technology partnerships: Became operational with our methane capture and storage partner, GreenGasUSA Holdings, LLC; made additional investments in biosurfactants and capture-release technologies for odor, bacteria, and virus control

WE EMBRACED SUSTAINABILITY ENTERPRISE-WIDE TO ACCELERATE OUR PURPOSE AND IMPACT.
•
Environmental: Achieved overall industry-wide top-quartile 2021 S&P Global Corporate Sustainability Assessment ranking bolstered by a 17% increase in our environmental scores that included a 23% rise in operational eco-efficiency; increased overall EcoVadis rating by almost 11% and maintained Silver status; added 11 new bio-preferred certifications to our product portfolio; released sustainability update highlighting progress toward sustainability goals; conducted enterprise-wide reassessment of materiality issues; completed additional lifecycle analysis outlining environmental benefits of our WestRez® adhesive technology

•
Socially responsible: Further enriched and accelerated our culture and social impact by establishing a formal DEI function, welcoming our first Chief DEI Officer and delivering a DEI strategic plan; achieved recognition as one of 61 companies in North America honored with Talent Board’s Global Candidate Experience Award for excellence in talent acquisition practices

•
Governance: Added Sustainability Accounting Standards Board (“SASB”) reporting to our Sustainability Report to expand our public disclosure of sustainability matters; bolstered executive team with Mary Dean Hall, executive vice president and chief financial officer, Stacy Cozad, executive vice president, general counsel and secretary, Rich White, senior vice president, Performance Chemicals, and president, Industrial Specialties and Pavement Technologies; and Steve Hulme as senior vice president, Performance Chemicals, and president, Engineered Polymers

Sustainability Highlights
Sustainability is a key driver behind Ingevity’s strategic approach to growth. The environmental, social, and governance (“ESG”) goals we established in 2019 set the foundation for a sustainability agenda that aligns our efforts toward creating value for our Company, customers, and stakeholders, enriching our culture by developing and empowering our people, and making a lasting positive impact in our communities and the world.
In 2021, we accelerated our ESG programs and broadened the scope of our reporting capabilities to increase transparency as we advance our initiatives and goals and strive for top-quartile excellence among our peers.
Environmental Stewardship (comparisons versus 2020)
•
Bolstered by an 8.7% reduction of scope 1 and scope 2 greenhouse gas (“GHG”) emissions intensity in 2021, we recognized an overall 3.7% decline in GHG emissions intensity and advanced our goal to reduce GHG emissions intensity by 5% by the end of 2025

•
Advanced our energy intensity and conservation efforts in 2021 by reducing total energy use intensity by 10.0%, impacted by significant reductions in water consumption, air emissions, and non-hazardous liquid waste

•
Initiated capital improvement steam and electrical energy efficiency projects to reduce scope 2 carbon dioxide emissions at our North Charleston, Covington and Zhuhai facilities, including the installation of 1.03 megawatts of solar capacity at our Zhuhai facility to generate renewable electric power for plant operations

•
Achieved an overall industry-wide top-quartile 2021 S&P Global Corporate Sustainability Assessment ranking bolstered by a 17% increase in our environmental score that included a 23% increase in operational eco-efficiency

•
Advanced our goal to quantifiably study the societal benefits of our significant product lines by completing our WestRez® product study that showed the pine-based properties of WestRez 5101 offset GHG emissions and generate a 12% lower carbon footprint than petroleum-based alternatives and up to a 62% lower carbon footprint at the end of the product’s life

INGEVITY - 2022 Proxy Statement	5

•	Added 11 new U.S. Department of Agriculture (“USDA”) Certified Biobased products to our portfolio, bringing our total number of USDA BioPreferred® Program certifications to 34
•
Added enhanced reporting of energy use and GHG emissions in our 2020 Sustainability Report, providing greater transparency on energy use specific to each location year-over-year and identifying areas of opportunity for increasing efficiencies

•	Recognizing that we are all called to be stewards of our environment, Ingevity published a statement on climate change included in our 2020 Sustainability Report
Statement on Climate Change
Ingevity recognizes that climate change caused by increasing GHG levels poses serious consequences for our planet. As a company dedicated to purifying, protecting, and enhancing the world, we’re innovating economical and effective solutions to protect the environment. Building on our strong history of imagining new possibilities, collaborating with customers to create high-performing, sustainable products, and innovating cleaner-energy alternatives, Ingevity is actively working to address climate change. We aim to reduce our GHG intensity by 5% by 2025, grow our participation in the renewable energy and fuel landscape, and further reduce the ecological impacts of our products and operations, including greater use of renewable energy.
Social Responsibility
•	Established a formal DEI function and hired Ingevity’s first Chief DEI Officer in July 2021
•
Delivered a corporate DEI strategic plan that prioritizes recruiting, empowering and accelerating diverse talent, elevating equity, fostering inclusive leadership and DEI program development, and enriching philanthropy and community outreach in diverse communities

•	Launched new employee resource groups and revived Ingevity’s Women’s Network to build peer networks and opportunities for education
•
Expanded use of leading indicators to improve safety initiative effectiveness and to broadly leverage learnings from significant near misses to prevent similar events from occurring at our other locations

•	Significantly improved employee total case incident, lost time incident, and Tier 1 and Tier 2 process safety incident rates
•
Expanded reporting of employee demographics in our 2020 Sustainability Report, including new metrics on age, women in management and science, technology, engineering, and math roles and ethnic diversity of employees in management positions

•
Donated over $1.7 million through our IngeviCares philanthropy program in 2021 to advance our sustainability goal to make a positive impact in the communities where we operate by investing $6 million in the areas of health, education, and environment between 2020 and 2025

•	Celebrated recognition as one of 61 companies in North America honored with Talent Board’s Global Candidate Experience Award for excellence in talent acquisition practices
•
Developed sustainability training through “Grow,” Ingevity’s online platform offering a variety of professional development courses, and engaged over 76% of Ingevity employees in communications about our sustainability goals, how each employee plays a key role, and the organizational structure of sustainability program management

Corporate Governance
•	Maintained EcoVadis Silver rating and elevated our score nearly 11%, bolstered largely by higher scores in labor and human rights and ethics
•	Added SASB reporting to our Sustainability Report to expand our ESG disclosures of sustainability information relevant to the financial community
•
Maintained all American Chemistry Council Responsible Care® certifications denoting compliance with safe handling of chemicals throughout their entire life cycle, as well as excellent performance in the areas of environmental protection, health, and safety; we continue to pursue certification for our remaining locations

•
Broadened the diversity of our executive leadership team – now 29% women led and 14% racially and ethnically diverse – and the membership of our Board of Directors, which is 38% women and 13% racially and ethnically diverse

6	INGEVITY - 2022 Proxy Statement

Snapshot of Director Nominees
Name	Age	Since	Principal Occupation	Independent	Committee Memberships*	Other Public Company Boards
Jean S. Blackwell (Chair)	67	2016	Retired; Former Senior Executive at Cummins Inc.	•	— LD&C — Governance and Sustainability — Executive (Chair)	2
Luis Fernandez-Moreno	59	2016	Sole Member and Manager, Strat and Praxis LLC; Former Senior Executive at Ashland Inc.	•	— Audit — Governance and Sustainability (Chair) — Executive
J. Michael Fitzpatrick	75	2016	Executive Advisor Partner, Wind Point Partners; Former Chairman and CEO, Citadel Plastics Holdings	•	— Audit — Governance and Sustainability
John C. Fortson	54	2020	President and CEO, Ingevity Corporation
Diane H. Gulyas	65	2019	Retired; Former President, DuPont Performance Polymers, E.I. du Pont de Nemours	•	— LD&C — Governance and Sustainability	1
Frederick J. Lynch	57	2016	Operating Partner, AEA Investors LP; Former President and CEO, Masonite International Corporation	•	— Audit — LD&C (Chair) — Executive
Karen G. Narwold	62	2019	EVP, Chief Administrative Officer, General Counsel and Corporate Secretary, Albemarle Corporation	•	— Audit — Governance and Sustainability
Daniel F. Sansone	69	2016	Retired; Former EVP, Strategy and CFO, Vulcan Materials Company	•	— Audit (Chair) — LD&C — Executive	1
*	Audit – The Audit Committee
LD&C – The Leadership Development and Compensation Committee
Governance and Sustainability – The Nominating, Governance, and Sustainability Committee
Executive – The Executive Committee
Board Demographics
Average Age:	Tenure and Refreshment:	Diversity:	Independence:
64 years	• 4.75 years median tenure • 3 new directors added in last 3 years	• 3 of 8 directors are women • 1 of 8 directors identifies as racially or ethnically diverse	• 7 of 8 are independent
INGEVITY - 2022 Proxy Statement	7

Corporate Governance Highlights
We recognize that strong corporate governance practices contribute to long-term stockholder value. We are committed to sound governance practices, including those described below.
Board Independence, Composition, and Accountability	•	7 of 8 directors are independent, including the Chair
	•	Separate Chair and CEO
	•	Four fully-independent Board committees
	•	Regular Board and committee executive sessions
	•	Diverse Board in terms of gender, race, ethnicity, experiences, and skills
	•	Overboarding policy
Best Practices	•	Active stockholder engagement program
	•	Annual Board and committee self-evaluations
	•	Robust risk management program that includes Board oversight of key risk areas including cybersecurity
	•	Board oversight of environmental and sustainability matters (primarily through the Governance and Sustainability Committee)
	•	Annual Sustainability Report containing measurable sustainability goals
	•	Comprehensive new director orientation
	•	Policy prohibiting hedging of our Common Stock
	•	Policy to include candidates identifying as gender-diverse and racially/ethnically-diverse among the pool of potential new director candidates
	•	Robust stock ownership guidelines applicable to executives and directors
Stockholder Rights	•	Annual election of all directors
	•	Majority voting with director resignation policy (plurality in contested elections)
	•	Stockholder right to call special meetings
	•	No poison pill or dual-class shares
	•	One share, one vote standard
	•	No supermajority voting requirements
8	INGEVITY - 2022 Proxy Statement

Executive Compensation Governance Practices
The LD&C Committee continues to implement and maintain practices in our compensation programs and related areas that reflect responsible corporate governance and compensation policies. These practices include the following:
What We Do		What We Don’t Do
✔	Use performance metrics to align pay with Company performance	✘	No repricing, backdating, or discounting of stock options
✔	Balance short-term and long-term incentives through focused use of performance metrics	✘	Policy prohibiting hedging and short sales of Common Stock by any director, executive officer, and other employee
✔	Emphasize stock ownership with long-term incentives being paid in Common Stock and meaningful Common Stock ownership guidelines	✘	No excise tax gross-ups for change of control payments
✔	Cap incentive compensation to 200% of target performance	✘	No excessive perquisites
✔	Maintain a “clawback” policy for misconduct leading to restatement of financial results	✘	No tax gross-ups on perquisites other than in connection with relocation benefits
✔	Use “double trigger” change of control (with respect to replacement awards) for severance and equity vesting provisions
✔	Engage an independent consultant to advise the LD&C Committee
✔	Balanced compensation program discourages excessive risk taking
✔	Dividend equivalents on stock unit awards are not paid until vesting; if award is forfeited, dividend equivalents are also forfeited
INGEVITY - 2022 Proxy Statement	9

Proposal
1	Election of Directors
Our Board recommends a vote FOR each nominee.

Our Nominating, Governance, and Sustainability Committee has recommended, and the Board of Directors (the “Board”) has nominated for election as directors at the Annual Meeting, the eight nominees named below. Each nominee currently serves as a director of the Company, and each nominee was elected by our stockholders to serve until the Annual Meeting and until his or her successor has been elected and qualified.
Each director elected at the Annual Meeting will serve until the 2023 annual meeting of stockholders and until his or her successor has been elected and qualified. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the Common Stock represented at our Annual Meeting by proxy may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.
The information below provides information as to the particular experiences, qualifications, attributes, and skills of each nominee. The Nominating, Governance, and Sustainability Committee and the Board believe that, as a group, these nominees provide our Board with an optimal balance of experience, leadership, qualifications, attributes, and skills and that each individual nominee can make a significant contribution to the Board and should serve as a director of the Company.
Vote Required:
At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.
Because the election is not contested at the Annual Meeting, to be elected as a director, each nominee will need to receive a majority of the votes cast at the Annual Meeting, which means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the director nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
Recommendation of the Board
The Board recommends a vote “FOR” each of the eight director nominees named in this Proxy Statement.
10	INGEVITY - 2022 Proxy Statement

Director Nominees
Jean S. Blackwell
Age: 67 Director Since: 2016	Board Committees: • LD&C • Governance and Sustainability • Executive (Chair)	Other Public Company Directorships: • Johnson Controls International plc (since 2018) • Celanese Corporation (since 2014)

Skills and Experience:

Ms. Blackwell is our Board Chair, a position she has held since February 17, 2021. Ms. Blackwell has substantial experience in the areas of finance and law, and also as to matters of corporate responsibility, sustainability, and human resources, having served both as a public company Chief Financial Officer and General Counsel, among other corporate leadership roles. She also has significant oversight and governance expertise as an experienced public company board member, having served in a number of committee chair roles.

Additional Information:

Ms. Blackwell has served as a director on numerous non-profit boards. Ms. Blackwell holds a bachelor’s degree in economics from The College of William and Mary and a juris doctor degree from the University of Michigan.

Professional Highlights:

Chief Executive Officer of Cummins Foundation and Executive Vice President of Corporate Responsibility for Cummins Inc. (“Cummins”) from 2008 until her retirement in 2013. Previous positions with Cummins (joined in 1997) included Chief Financial Officer; Vice President, business services; Vice President, human resources; and General Counsel.

Earlier experience includes Budget Director for the State of Indiana; Executive Director of the Indiana State Lottery Commission, and Partner at the law firm of Bose McKinney & Evans, LLC.

Prior Public Company Directorships:

 • Essendant Inc. (formerly, United Stationers Inc.)
(former public company) (2007-2018)
 • Phoenix Companies, Inc. (former public company)
(2004-2009)

INGEVITY - 2022 Proxy Statement	11

Luis Fernandez-Moreno
Age: 59 Director Since: 2016	Board Committees: • Audit • Governance and Sustainability (Chair) • Executive

Skills and Experience:

Mr. Fernandez-Moreno has over thirty years of executive and operational experience in the performance materials, specialty chemicals, and coatings industries. He has significant mergers and acquisitions (“M&A”) and international business experience, having held leadership roles in complex global business operations in the United States, Mexico, Brazil, France, and the United Kingdom. Mr. Fernandez also has extensive expertise in the area of sustainability with a focus on integrating responsible environmental, social, and governance principles and metrics into global business strategies to maximize stakeholder value.

Additional Information:

Mr. Fernandez-Moreno has served as a member of several private and non-profit company boards including Huber Engineered Materials, a portfolio company of J.M. Huber Corporation, since 2019; Ascensus Specialties International Company, a portfolio company of Wind Point Partners (2017-2021); and OQ Chemicals GmbH (formerly Oxea S.a.r.l.), a subsidiary of OQ, an integrated energy company, owned by the Oman government, since 2018. Mr. Fernandez-Moreno holds a bachelor‘s degree in chemical engineering from Universidad Iberoamericana in Mexico City, Mexico.

Professional Highlights:

Sole Manager and Member of Strat and Praxis LLC, a consulting services company, since June 2018.

Senior Vice President of Ashland Inc. (“Ashland”) (2012-2017), including serving as President of its Chemicals Group (2015-2017); President, Ashland specialty ingredients (2013-2015); and President, Ashland water technologies (2012-2013). Previous experience included 27 years at Rohm & Haas Company and, after its acquisition, with The Dow Chemical Company. He also served as Executive Vice President at Arch Chemicals until its acquisition by Lonza Group AG (2010-2011).

12	INGEVITY - 2022 Proxy Statement

J. Michael Fitzpatrick
Age: 75 Director Since: 2016	Board Committees: • Audit • Governance and Sustainability

Skills and Experience:

Dr. Fitzpatrick has over thirty-five years executive experience in the chemicals industry, including service as Chief Executive Officer and Chief Operating Officer at other companies. He has extensive experience in technology, M&A, and international operations, and is an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). Dr. Fitzpatrick also has significant oversight and governance expertise as an experienced public company board member.

Additional Information:

Dr. Fitzpatrick has served as a member of several private and non-profit company boards. Dr. Fitzpatrick has a bachelor’s degree in chemistry from the University of New Orleans and a doctorate in chemistry from Rice University.

Professional Highlights:

Executive Advisor Partner, Wind Point Partners (2005-
present). Chairman and Chief Executive Officer of Citadel
Plastics Holdings from 2007 to his retirement in 2012.
Previous experience included thirty years with Rohm & Haas
Company, last serving as President and Chief Operating
Officer; other roles included Chief Technology Officer and
Vice President of research.

Prior Public Company Directorships:

 • McCormick & Co., Inc. (2001-2019)
 • SPX Corporation (2007-2010)
 • Carpenter Technology Corporation (1997-2006)
 • Rohm & Haas Company (former public company) (1999-2005)

INGEVITY - 2022 Proxy Statement	13

John C. Fortson
Age: 54 Director Since: 2020

Skills and Experience:

Mr. Fortson has served as our President and Chief Executive Officer since September 2020. From 2015 to April 2021, he served as the Company’s Chief Financial Officer, and from 2015 to February 2021, he served as the Company’s Treasurer. Mr. Fortson has more than 23 years of experience in executive, management, strategic planning, financial, M&A, and sustainability matters and has held leadership positions in the chemicals, manufacturing, global aerospace, and defense industries.

Additional Information:

Mr. Fortson has served as a member of non-profit company boards, including as a member of the Medical University of South Carolina Heart and Vascular Advisory Board (2017-present). Mr. Fortson has a bachelor’s degree from the United States Military Academy at West Point and a master’s degree in business administration from Duke University’s Fuqua School of Business.

Professional Highlights:

President and Chief Executive Officer of Ingevity since September 2020. Served as Chief Financial Officer and Treasurer of Ingevity from 2015-2021.

Vice President, Chief Financial Officer, and Treasurer, AAR Corporation (2013–October 2015).

Managing Director, Bank of America Merrill Lynch (2007–2013).

14	INGEVITY - 2022 Proxy Statement

Diane H. Gulyas
Age: 65 Director Since: 2019	Board Committees: • LD&C • Governance and Sustainability	Other Public Company Directorships: • Expeditors International of Washington, Inc. (since 2015)

Skills and Experience:

Ms. Gulyas’ qualifications to serve as a director include her extensive executive experience at one of the world’s largest chemical companies, as well as her extensive experience in international operations, sustainability, global manufacturing, and sales, including in the automotive parts industry. Ms. Gulyas also has significant oversight and governance expertise as an experienced public company board member.

Additional Information:

Ms. Gulyas has served on the boards of several non-profit and private companies, including as chair of the board of directors of the Ladies Professional Golfing Association. Ms. Gulyas has a bachelor’s degree in chemical engineering from the University of Notre Dame.

Professional Highlights:

President, Performance Polymers business of E.I. du Pont de Nemours (“du Pont”) from 2009 until her retirement in 2014. Previous positions in her thirty-five year du Pont career included Global Chief Marketing and Sales Officer (2004-2006); Group Vice President of the electronic and communication technologies platform (2002-2004); and Vice President and General Manager of the advanced fiber business (1997-2001).

Prior Public Company Directorships:

 • W.R. Grace & Co. (former public company) (2015-2021)
 • Mallinckrodt Pharmaceuticals (2013-2018)
 • Navistar International Corporation (2009-2012)
 • Viasystems (former public company) (2003-2009)

INGEVITY - 2022 Proxy Statement	15

Frederick J. Lynch
Age: 57 Director Since: 2016	Board Committees: • LD&C (Chair) • Audit • Executive

Skills and Experience:

Mr. Lynch served as President and Chief Executive Officer of a public, global manufacturing company for twelve years until his retirement in 2019, also having served as a director for that organization. He also brings substantial prior executive experience in the chemicals industry, and in-depth knowledge of global business, manufacturing, supply chain management, sustainability and strategic planning. He is an “audit committee financial expert” under SEC rules.

Additional Information:

Mr. Lynch has served on the board of several non-profit and private companies. Mr. Lynch has a bachelor’s degree in chemical engineering from Villanova University and a master’s degree in business administration from Temple University.

Professional Highlights:

Operating Partner, AEA Investors, LP, a global private investment firm, since January 2020; Director of Traeger Grills (2020-2021), Process Sensing Technologies (since December 2020), and Window Nation (since 2021) (portfolio companies of AEA Investors, LP). President and CEO of Masonite International Corporation, a global manufacturer of doors and door systems from 2006 until his retirement in 2019.

Previous experience includes President of human generics division and Senior Vice President of global supply chain for Alpharma, Inc. (2003-2006), and eighteen years at Honeywell International, including Vice President and General Manager of its specialty chemicals business.

Prior Public Company Directorships:

 • Masonite International Corporation (2009-2019)

16	INGEVITY - 2022 Proxy Statement

Karen G. Narwold
Age: 62 Director Since: 2019	Board Committees: • Audit • Governance and Sustainability

Skills and Experience:

Ms. Narwold has over thirty years of executive, management, legal, and compliance experience in chemicals and manufacturing, including as Chief Administrative Officer and General Counsel of several public companies. Her areas of expertise include law, corporate governance, compliance, executive compensation, risk oversight, strategic planning, M&A, and cybersecurity. Ms. Narwold also has expertise in the area of sustainability with a focus on leveraging best-in-class benchmarking to drive corporate accountability and reporting.

Additional Information:

Ms. Narwold has bachelor’s degree in political science from the University of Connecticut and a juris doctor degree from the University of Connecticut School of Law.

Professional Highlights:

Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Albemarle Corporation (“Albemarle”), a global specialty chemicals company, since 2010, including leadership of the legal, public affairs (government and regulatory affairs and communications), and compliance organizations. She is also a member of Albemarle’s Enterprise Risk Management and Disclosure Committees.

Previously held various leadership roles at Symmetry Holdings (2007-2010) and Barzel Industries (2008-2009), including for both as General Counsel, and at GrafTech International (1990-2006), a global graphite and carbon manufacturer and former subsidiary of Union Carbide, including serving as Vice President, human resources, General Counsel, and Secretary.

INGEVITY - 2022 Proxy Statement	17

Daniel F. Sansone
Age: 69 Director Since: 2016	Board Committees: • Audit (Chair) • LD&C • Executive	Other Public Company Directorships: • AdvanSix Inc. (since 2016)

Skills and Experience:

Mr. Sansone has extensive executive and general management experience and substantial financial expertise, including service as Chief Financial Officer and Treasurer at a global manufacturing public company and is an “audit committee financial expert” under SEC rules. Given his level of financial expertise, Mr. Sansone is well qualified to chair the Company’s Audit Committee. He also brings expertise in the asphalt and paving markets.

Additional Information:

Mr. Sansone has a bachelor’s degree in finance from John Carroll University and a master’s degree in business administration from the Illinois Institute of Technology.

Professional Highlights:

Executive Vice President and Chief Financial Officer at Vulcan Materials Company (“Vulcan”), an S&P 500 company and the largest U.S. producer of aggregate-based construction materials, including asphalt, from 2005 until his retirement in 2014. Other roles at Vulcan included President, southern and gulf coast division; President, Gulf Coast Materials; EVP, Strategy; Treasurer; and Corporate Controller. Before joining Vulcan, Mr. Sansone held positions domestically and internationally at Monroe Auto Equipment (now Tenneco Inc.), FMC Corporation (1978-1986), and Kraft Inc. (1976-1978).

18	INGEVITY - 2022 Proxy Statement

Summary of the Director Nominees’ Skills and Experience
The Company’s Board consists of a diverse group of respected leaders who possess the requisite skills, experience, character, time, and diversity, to effectively oversee Ingevity’s evolving needs and strategy. In their current and prior roles, our Board members have obtained significant skills and experience, some of which are highlighted in the chart below.

Skills & Experience	Blackwell	Fernandez-Moreno	Fitzpatrick	Fortson	Gulyas	Lynch	Narwold	Sansone
Industry or Market Experience		■	■	■	■	■	■	■
C-suite Experience (CEO, CFO, COO, GC)	■		■	■		■	■	■
Other Public Company Board Experience	■		■		■	■		■
International Manufacturing Experience (P&L)	■	■	■	■	■	■		■
Executive Compensation/Talent Development	■				■	■	■	■
Meets Qualifications for SEC Financial Expert *	■		■	■		■		■
Enhances Diversity	■	■			■		■	
Substantial M&A; Joint Venture Experience	■	■	■	■	■	■	■	■
Compliance/Legal Experience	■						■	
Sustainability Experience	■	■		■	■	■	■

* While each of Ms. Blackwell and Mr. Fortson meet the qualifications of an audit committee financial expert under the SEC rules, neither of them serve on the Audit Committee or are formally designated as an audit committee financial expert for the Company.
In addition, many of our directors have experience as members of non-profit, academic, and philanthropic institutions, which adds additional perspective to their roles at Ingevity. Additional information on each director nominee is available under their biographies, above.
INGEVITY - 2022 Proxy Statement	19

BOARD AND CORPORATE GOVERNANCE MATTERS
Role of the Board of Directors
Ingevity is governed by its Board. The members of the Board are elected annually by the Company’s stockholders.
The Board is responsible for overseeing and providing guidance on the Company’s strategy, business, and performance, and protecting stockholder interests and value. The Board is responsible for appointing, overseeing, and evaluating the Company’s executive officers who manage the Company’s day-to-day operations. The Board oversees management’s activities in connection with the proper safeguarding of the assets of the Company, maintaining appropriate financial and other internal controls, compliance with applicable laws, regulations and ethical standards, and proper governance. One of the Board’s most important functions is oversight of risk management, including cybersecurity. This is discussed further below under the section titled “Board’s Role in Risk Oversight.”
The Board actively oversees the development and execution of our strategies, including those related to business, operations, and finance, as well as strategies focused on legal and regulatory matters, corporate responsibility and sustainability, stockholder engagement, innovation and protection of intellectual property, cybersecurity, talent development, and executive succession.
In carrying out its responsibilities, the Board has created and delegated responsibilities to four committees:
•	The Audit Committee;
•	The Leadership Development and Compensation Committee (the “LD&C Committee”);
•	The Nominating, Governance, and Sustainability Committee (the “Governance and Sustainability Committee”); and
•	The Executive Committee.
Each committee’s responsibilities are further described under “Committees of our Board of Directors.”
Corporate Governance Guidelines
The Board is committed to sound corporate governance policies and practices that are designed to enable the Company to operate its business responsibly, with integrity, enabling the Company to compete effectively, sustain its business, and build long-term stockholder value. The Company’s Board-approved Corporate Governance Guidelines (the “Guidelines”) are available on our website at http://ir.ingevity.com/governance/documents.
The Guidelines form a transparent framework for the effective governance of the Company, addressing matters such as the respective roles and responsibilities of the Board and management, the Board’s leadership structure, director independence, and Board and committee membership criteria. The Guidelines are reviewed at least annually by the Governance and Sustainability Committee in light of changing regulations, evolving best practices, and other governance developments.
20	INGEVITY - 2022 Proxy Statement

Board Leadership Structure
Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning, and whether the structure continues to be in the best interest of our stockholders. The Company’s current Board leadership structure consists of the following:
Jean S. Blackwell
Independent Chair
Main Responsibilities:

• Presides over Board and
stockholder meetings
• Provides advice and counsel
to CEO
• Acts as liaison between
independent directors and CEO
• Provides input to the LD&C and Governance and Sustainability Committees regarding the annual CEO performance evaluation, Board evaluation, and succession planning

John C. Fortson
President & CEO
Main Responsibilities:
• Manages Ingevity’s day-to-day business and operations • Manages and develops Ingevity’s executive leadership team
Except in connection with a leadership transition in 2020, the Company has separated the roles of Chair and CEO. The Board believes that separating the positions of CEO and Chair allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance, and facilitates improved communications and relations between the Board, the CEO, and other senior leaders of the Company.
Because Ms. Blackwell is an independent director, the Board has not deemed it necessary to appoint a lead independent director. Under our Guidelines, our Board Chair is elected to serve a two-year term, unless otherwise determined by the Board.
Notwithstanding the foregoing, our Guidelines do not contain a firm policy regarding separation of the offices of CEO and Chair. Instead, the Guidelines provide flexibility to the Board to make the right determination that is in the best interests of the stockholders based on applicable circumstances at the time of the decision. The Guidelines do provide, however, that in the event that the Chair is not independent (whether due to the Chair and CEO position being combined or otherwise), the Board shall appoint a Lead Independent Director. During the leadership transition in 2020 (the only time in the Company’s history when the Chair and CEO roles were not separate), Mr. Lynch served as Lead Independent Director.
INGEVITY - 2022 Proxy Statement	21

Committees of our Board of Directors
Our Board has established four standing committees to assist with the performance of its responsibilities. Committee members are elected annually by the Board based on the recommendations of the Governance and Sustainability Committee. Each committee operates under a charter, which is available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents/default.aspx.
The Board has determined that each member of its four standing committees is independent under the relevant SEC and New York Stock Exchange (“NYSE”) standards. For more information on independence standards, see “Director Nominees and Selection – Director Independence.”
Audit Committee	2021 Meetings: 9

Members:
Daniel F. Sansone, Chair*
Luis Fernandez-Moreno
J. Michael Fitzpatrick*
Frederick J. Lynch*
Karen G. Narwold
* Audit Committee Financial Expert

Additional Governance Matters:
The Board has determined that each member of the Audit Committee is financially literate, as such qualification is interpreted by the Board in its business judgement. In addition, each of Messrs. Fitzpatrick, Lynch and Sansone is an “audit committee financial expert” under SEC rules. No member of our Audit Committee serves on the audit committee of more than three public companies. The Audit Committee’s report for December 31, 2021, appears under “Audit Committee Report.”

Primary Responsibilities:
(1) Assist the Board with overseeing the integrity of
the Company’s financial statements;
(2) Review management’s assessments and reports
relating to the effectiveness of the Company’s
internal control over financial reporting;
(3) Appoint, oversee, and evaluate the qualifications,
performance, and independence of the independent
auditor;
(4) Oversee and evaluate the effectiveness of the
Company’s internal audit function;
(5) Review the overall adequacy and effectiveness of
the Company’s legal, regulatory, and ethical
compliance programs;
(6) Review significant legal, compliance, or
regulatory matters; and
(7) Review the Company’s financial risk exposures
and mitigating actions.

Leadership Development and Compensation Committee	2021 Meetings: 7

Members:
Frederick J. Lynch, Chair
Jean S. Blackwell
Diane H. Gulyas
Daniel F. Sansone

Additional Governance Matters:
The Board has determined that each member of the LD&C Committee is (i) an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and (ii) a “non-employee director” under Section 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The LD&C Committee’s report for December 31, 2021, appears under “Leadership Development and Compensation Committee Report.”

Primary Responsibilities:
(1) Evaluate the CEO’s performance and determine
the CEO’s compensation based on such evaluation;
(2) Review and approve the compensation of other
executive officers;
(3) Review and recommend to the Board for its
approval non-employee director compensation;
(4) Administer the Company’s equity and other
compensation plans and programs;
(5) Review and make recommendations to the Board
with respect to talent and succession planning,
inclusion and diversity policies and programs, and
employee engagement initiatives; and
(6) Review incentive compensation arrangements to confirm that incentive pay does not encourage inappropriate risk taking.

22	INGEVITY - 2022 Proxy Statement

Nominating, Governance, and Sustainability Committee2021 Meetings: 6
Members: Luis Fernandez-Moreno, Chair Jean S. Blackwell J. Michael Fitzpatrick Diane H. Gulyas Karen G. Narwold
Primary Responsibilities:
(1) Identify individuals qualified to become Board
members and recommend nominees for election
to the Board;
(2) Make recommendations to our Board concerning
Board and committee composition and needs;
(3) Maintain a Board succession plan;
(4) Advise our Board on corporate governance
matters;
(5) Oversee the annual Board and Committee self-
evaluation process;
(6) Provide oversight over corporate responsibility and sustainability matters, including the Company’s ESG programs and policies; and
(7) Review related party transactions.

Executive Committee	2021 Meetings: 0
Members: Jean S. Blackwell, Chair Luis Fernandez-Moreno Frederick J. Lynch Daniel F. Sansone
Primary Responsibilities and Limitations:
The Executive Committee is authorized to exercise certain powers of the Board between Board meetings when a meeting of the full Board is impractical or not warranted under the circumstances. The Executive Committee does not have the power to, among other things, fill non-employee director vacancies, issue stock, or declare a dividend.

In addition, each of the Audit Committee, LD&C Committee, and Governance and Sustainability Committee are responsible for annually reviewing their charter and performance.
Director Nominees and Selection
Pursuant to our Guidelines, the Board strives to select as director candidates a mix of individuals who represent experience, background, and thought at policy-making levels that are relevant to the Company’s activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions.
The Governance and Sustainability Committee is responsible for evaluating and recommending qualified director candidates to the Board for its consideration. In evaluating potential director nominees, the Governance and Sustainability Committee considers the following, among other things:
•	Independence and other related requirements for service on committees;
•	The number of public company boards on which the nominee serves;
•
Conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of the Company);

•	The nominee’s commitment to discharging the duties of a director in accordance with the Guidelines and applicable law;
•	The nominee’s available time and energy to carry out his or her duties effectively and be committed to serve on the Board for an extended period of time; and
•	Experience enabling the nominee to meaningfully participate in deliberations of the Board and committees and to otherwise fulfill his or her duties.
In addition, the Governance and Sustainability Committee also considers character, financial literacy, diversity (as further described below), relevant skills, and experience in light of the Board’s needs.
INGEVITY - 2022 Proxy Statement	23

The Governance and Sustainability Committee considers director candidate nominations from Board members, stockholders, and other third-parties such as search firms that are engaged to identify candidates. The Governance and Sustainability Committee evaluates candidates recommended by stockholders using the same criteria as for other candidates recommended by its members, other members of the Board, or other persons. Any stockholder wishing to recommend a director candidate should provide the Governance and Sustainability Committee with the information required by the Company’s Bylaws to be provided with respect to director nominees submitted by stockholders. The process for stockholders to nominate an individual for election as a director is discussed under “Questions and Answers Regarding Stockholder Communications, Stockholder Proposals, and Company Documents.”
Director Independence
Our Guidelines and the NYSE require that a majority of our directors be independent under the applicable rules and regulations of the SEC, and the general listing standards of the NYSE. Our Board, with the assistance of the Governance and Sustainability Committee, annually (or more frequently if circumstances require) assesses the independence of each director.
In conducting its independence assessment, the Board reviews all relevant facts and circumstances including each directors’ affiliations and relationships, potential conflicts of interest, and all specific criteria included in the NYSE’s general listing standards. For these purposes, the NYSE requires the Board to consider certain relationships that existed during a three-year look-back period. The Board considers the materiality and importance of such relationships not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. An independent director is a director who our Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company) other than in connection with his or her role as a director.
In February 2022, the Governance and Sustainability Committee and Board conducted their review of each director’s affiliations that are relevant to independence. These affiliations were provided by the directors in their responses to annual questionnaires distributed by the Company in December 2021 (“Annual Questionnaires”). Once the Company received the list of affiliations, it conducted additional diligence on each relationship and ran searches against the Company’s books and records to determine whether any financial transactions existed with the affiliations. Results of the diligence and searches were reported to the Governance and Sustainability Committee and the Board.
After reviewing the affiliations and report described above, upon the recommendation of the Governance and Sustainability Committee, the Board affirmatively determined that all directors other than Mr. Fortson (Ingevity’s President and CEO) are independent, in accordance with applicable rules and regulations of the SEC and the general listing standards of the NYSE.
24	INGEVITY - 2022 Proxy Statement

Board Diversity
In selecting directors, the Board’s policy is to encourage a selection of candidates for Board membership comprised of a mix of individuals who represent diversity in various aspects, including gender, racial, and ethnic diversity, diversity of experience, background, and thought at policy-making levels that are relevant to the Company’s activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions. The Governance and Sustainability Committee is committed to including in each director search qualified candidates who reflect a diversity of backgrounds, including diversity of gender and race/ethnicity.
Among our eight directors, three self-identify as gender diverse, and one self-identifies as racially/ethnically-diverse.

Evaluating Board Performance and Effectiveness
The Governance and Sustainability Committee assists the Board in annually assessing the effectiveness of the Board and its committees in carrying out their respective roles, as described below.
Format	Topics	Presentation of Findings	Feedback Incorporated

The Governance and Sustainability Committee determines the format of the evaluations, which may include interviews conducted by the Governance and Sustainability Committee Chair, interviews conducted by an independent third party, or written surveys. The Governance and Sustainability Committee annually considers the effectiveness of the evaluation process.

Evaluation topics
generally include, among other matters:
 ▪ Board composition and
structure;
 ▪ Board culture;
 ▪ Information flow and
processes;
 ▪ Board oversight of risk management and
strategic planning;
 ▪ Compliance and ethics
program effectiveness;
 ▪ Succession planning;
and
 ▪ Access to management.

The Governance and Sustainability Committee evaluates the findings and then presents to the Board and each committee chair the results of the evaluations. The Board and committees discuss the results to identify opportunities to enhance effectiveness.
The Board and/or committees implement enhancements and other modifications to Board and committee policies and procedures as appropriate.
INGEVITY - 2022 Proxy Statement	25

Examples of actions the Board has taken in recent years in response to the annual evaluation process include:
•	assigning oversight of corporate responsibility and sustainability to the Governance and Sustainability Committee;
•	assigning oversight of matters relating to the attraction, development, and retention of the Company’s leadership to the LD&C Committee;
•	rotating the chairs of the Governance and Sustainability Committee and Audit Committee; and
•	modifying committee meeting content and length to reflect input from committee members.
Retirement Age and Term Limits
The Board has not established a policy enforcing a retirement age or term limit because it believes that, on balance, such a policy would sacrifice the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations. The Board annually evaluates each director’s contributions during the Board and committee evaluation process.
Board Meetings and Attendance; Executive Sessions
Our Board meets on a regularly scheduled basis during the year to review significant developments affecting our Company and to act on matters requiring Board approval. The Board may hold special meetings between scheduled Board meetings when appropriate.
The Board met eight times during fiscal year 2021. All directors attended 75% or more of the aggregate of (i) the number of meetings of the Board held during the period he or she was a director and (ii) the number of meetings of all committees of the Board held during the period he or she was a member of the respective committee. All directors attended the 2021 Annual Meeting of Stockholders.
Our Guidelines require that the non-management members of our Board meet in executive session without management present at each regularly scheduled Board meeting. Likewise, our committees generally meet in executive session without management present at each regularly scheduled committee meeting.
Board’s Role in Risk Oversight
The Board, acting as a full Board and through its committees, oversees risk management on behalf of the Company. Our Board believes it has in place effective processes to identify and oversee the material risks facing the Company. The Company’s enterprise risk management processes help management and the Board identify, prioritize, and manage risks that have the potential to present the most significant obstacles to achieving the Company’s business objectives or that otherwise present significant risk to the Company. The Company’s risk management processes are regularly refreshed, including priorities and planned remediations. Management reports regularly to the Board on this process.
Set forth below are key areas of risk overseen by the Board, directly or through its committees:
•
Legal, Compliance, and Regulatory Risks: Our Board, both directly and through the Audit Committee, receives regular updates on various legal, compliance, and regulatory matters, such as developments in litigation, compliance risks, and our compliance programs. In addition, regular updates provided to the Audit Committee by our General Counsel and internal audit function provide insight into our risk assessment and risk management policies and processes.

•
Financial and Accounting Risks: The Audit Committee oversees the management of financial, accounting, internal controls, and liquidity risks. This oversight includes interaction at Audit Committee meetings with the Chief Financial Officer, management from our financial, accounting, internal audit, and treasury functions, and representatives from our independent registered public accounting firm. The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor, control, and remediate such exposure.

•
Reputational and Governance Risks: The Governance and Sustainability Committee oversees risks related to Board organization, Board membership, including director refreshment and succession, Board structure, and other corporate governance matters. The Governance and Sustainability Committee also has responsibility for reviewing and monitoring our corporate responsibility and sustainability programs, including ESG matters. In addition to reporting to the Governance and Sustainability Committee, management’s practice is to periodically review corporate responsibility and sustainability matters, including ESG programs and policies, in joint session with the full Board.

26	INGEVITY - 2022 Proxy Statement

•
Executive Compensation Program Risks: The LD&C Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and with respect to succession planning for management. For more information, see “Compensation Discussion and Analysis.”

•
Cybersecurity Risks: The Board oversees our cybersecurity program and management of the associated risks. The Board receives regular updates from our Chief Information Officer on cybersecurity matters and our risk management program.

Management Development and Succession Planning
One of our Board’s most critical functions is executive succession planning, which is reviewed at least once annually and more often as needed. The LD&C Committee has the primary responsibility for overseeing the development of succession plans for all of our executive officers and regularly discusses succession in collaboration with our CEO and leaders of the Company’s human resources organization, and reports on the discussions to the Board.
Board Oversight of ESG Matters
Under its charter, the Governance and Sustainability Committee has responsibility for overseeing and reviewing the Company’s integration of economic, environmental, and social principles into its business strategy and decision making; reviewing and monitoring procedures, policies, and practices with respect to corporate responsibility and sustainability programs; reviewing the Company’s annual Sustainability Report; and making recommendations to the Board regarding corporate responsibility and sustainability as the Governance and Sustainability Committee deems appropriate. In addition to Governance and Sustainability Committee reviews, the Company’s management also presents on ESG matters to the full Board at least once annually.
Our latest Sustainability Report and other information regarding our ESG initiatives and progress are available on our website at https://www.ingevity.com/about/sustainability/.
INGEVITY - 2022 Proxy Statement	27

Board Oversight of DEI and Human Capital Matters
Under its charter, the LD&C Committee has responsibility for overseeing and reviewing the Company’s inclusion and diversity policies and programs, and employee engagement initiatives. The LD&C Committee receives periodic (at least once annually) updates from management on, and discusses, the Company’s DEI vision and mission and learning and development strategy.
In 2021, the Company hired its first Chief DEI Officer, developed a DEI Vision and Mission, DEI Strategic Plan, and DEI Learning and Development Strategy. The Company’s current DEI strategic priorities are captured below:

DEI STRATEGIC PRIORITIES

BEST TEAM

We commit to recruiting, empowering and accelerating diverse talent and to building upon the contributions of each unique voice to accelerate innovation and achieve strategic goals.

KEY ELEMENTS:

- Diversity recruiting strategy
- Diversity in leadership and talent pipeline
- Employer of choice

ELEVATING EQUITY

We commit to ensuring every employee has the chance to thrive and contribute by elevating equity and embedding fairness for employees at each stage of employment, and also to full transparency in reporting metrics and progress toward our DEI goals.

KEY ELEMENTS:

- Inclusive talent management strategies
- Bias mitigation strategies
- Transparent measuring and reporting processes

INCLUSIVE CULTURE

We commit to building a culture where all employees feel welcomed and heard and are encouraged to speak up and contribute to their full potential, and to developing leaders who value diversity and foster equity and inclusivity within their teams.

KEY ELEMENTS:

- Inclusive leadership
- DEI learning & development
- DEI councils, ERGs and Allyship programs

COMMUNITY IMPACT

We commit to supporting our communities by volunteering our resources and forming partnerships and business alliances that enable the growth and vitality of the diverse locations in which we live, work and serve.

KEY ELEMENTS:

- Community outreach and philanthropy
- Supplier diversity
- Strategic partnerships

Additional information regarding DEI and human capital matters are available on our website at
https://www.ingevity.com/diversity-equity-inclusion/.
Director Education Program
Each director receives educational information about the Company and expectations of their role before joining the Board. Further, the Governance and Sustainability Committee annually reviews the Board education program and recommends changes that it deems appropriate. The Company’s current director education program incorporates site visits, management presentations, presentations by the Company’s independent auditors, investment banks and internal and external legal counsel, and the distribution of analyst reports and pertinent articles on the Company’s business and industry.
Overboarding Policy
The Guidelines provide that the Company’s independent directors may not serve on more than five public company boards (including the Company’s Board). However, directors who are actively employed as a CEO of a public company may not serve on more than three public company boards (including the Company’s Board), and directors who serve as an officer (other than CEO) at another public company may not serve on more than four public company boards (including the Company’s Board).
28	INGEVITY - 2022 Proxy Statement

Stockholder Outreach and Engagement
We value and are committed to regular, meaningful engagement with our stockholders and other stakeholders, including customers, suppliers, employees, and our communities. In 2021, we hosted 120 calls with stockholders and discussed a variety of topics including strategy, executive compensation, sustainability, and governance matters. Senior leadership participated in roughly half of the stockholder calls.
In 2021, we also attended 12 conferences/virtual roadshows hosted by analysts. We held four webinars in 2021 that focused on the following topics of interest to our stockholders:
•	the outlook for pine chemicals and rosin industry;
•	innovative new pathways for activated carbon;
•	end uses and growth opportunities for engineered polymers; and
•	activated carbon’s runway with the internal combustion engine.
Interested Party Communications with the Board
Interested parties, including stockholders, may communicate with all or selected members of the Board as follows:
Via Email: corporatesecretary@ingevity.com	Via Mail: C/O Corporate Secretary Ingevity Corporation 4920 O’Hear Ave, Suite 400 N. Charleston, SC 29405
Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title (for example, “Chair of the Board,” “Chair of the Nominating, Governance, and Sustainability Committee” or “All Non-Management/Independent Directors”).
Communications delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder’s instruction, except that we reserve the right not to forward any soliciting or advertising materials or any abusive, threatening, or otherwise inappropriate materials.
Codes of Conduct and Ethics
The Company maintains three codes of business conduct and ethics (collectively, the “Codes of Ethics”) to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help to foster a culture of honesty and accountability. The Codes of Ethics include:
•	Code of Ethical Conduct for CEO and Senior Officers, which applies to the Company’s CEO, Chief Financial Officer, principal accounting officer, and each executive who reports to the CEO;
•	Code of Business Conduct and Ethics for the Board of Directors, which applies to the Company’s directors; and
•	Employee Code of Conduct and Ethics, which applies to directors and all Company employees.
Each of the Codes of Ethics is available for review on our website at http://ir.ingevity.com/governance/codes-of-conduct. All executives and our non-employee directors are required annually to review and affirm in writing their acceptance of the Code of Ethics.
Any waiver for directors or executive officers from the provisions of the Codes of Ethics must be made by the Board at the recommendation of the Governance and Sustainability Committee, and will be disclosed within four business days of the waiver (or an implicit waiver) on our website at http://ir.ingevity.com/governance/codes-of-conduct, and will remain posted for a period of at least 12 months. In addition, this website is also where we will disclose the nature of any amendment to the Codes of Ethics (other than technical, administrative, or other non-substantive amendments) for which disclosure is required pursuant to Item 5.05 of Form 8-K under the Exchange Act.
In support of the Codes of Ethics, we have provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline.
INGEVITY - 2022 Proxy Statement	29

Related Party Transactions
The Board evaluates related party transactions consistent with Item 404 of Regulation S-K. Under its charter, the Governance and Sustainability Committee is charged with reviewing all potential related party transactions and making recommendations to the Board for review and approval of any such transactions.
The Company solicited information from directors regarding potential related party transactions in the Annual Questionnaires distributed to directors (described further under “Director Nominees and Selection – Director Independence,” above). Based on a review of the reported affiliations and results from searches ran against the Company’s books and records to determine whether any financial transactions existed with the affiliations, the Governance and Sustainability Committee has advised the Board that it has not identified any related party transactions since the beginning of the fiscal year ended December 31, 2021, and none are currently proposed.
Governance Materials on our Website
We maintain several governance documents on our website, which are described further below:
-	The following materials are available at
https://ir.ingevity.com/corporate-governance/codes-of-conduct/default.aspx:
○	Code of Ethical Conduct for CEO and Senior Officers, which applies to the Company’s CEO, Chief Financial Officer, principal accounting officer, and each executive who reports to the CEO;
○	Code of Business Conduct and Ethics for the Board of Directors, which applies to the Company’s directors; and
○	Employee Code of Conduct and Ethics, which applies to directors and all Company employees.
-	The following materials are available at https://ir.ingevity.com/corporate-governance/corporate-governance-documents/default.aspx
○	Certificate of Incorporation;
○	Bylaws;
○	Governance Guidelines;
○	Committee Charters;
○	Anti-Hedging Policy; and
○	Stock Ownership Guidelines.
-	The following materials are available at: https://www.ingevity.com/about/sustainability/:
○	Sustainability Report;
○	Human Rights Policy;
○	Modern Slavery Act – Transparency Statement 2020;
○	Quality Policy;
○	Responsible Care® Policy; and
○	Supplier Principles of Conduct.
These materials are also available in print at no charge to any stockholder who requests a copy by writing to Corporate Secretary, Ingevity Corporation, 4920 O’Hear Ave, Suite 400, N. Charleston, SC 29405, or by email to: corporatesecretary@ingevity.com.
30	INGEVITY - 2022 Proxy Statement

DIRECTOR COMPENSATION
Ingevity’s Director Compensation Approval Process
The Company’s Board annually approves non-employee director compensation at the recommendation of the LD&C Committee. Generally, the LD&C Committee reviews non-employee director compensation in December of each year. This review involves a survey of director compensation at peer companies and other similarly situated companies and a discussion with our independent compensation consultant, Pearl Meyer, regarding director compensation practices.
2021 Non-Employee Director Compensation
The 2021 non-employee director compensation program consisted of the following:
Standard Compensation
Cash Retainer	$90,000
Restricted Stock Unit Award	$105,000
TOTAL	$195,000
Additional Cash Retainers for Leadership
Board Chair	$100,000
Lead Independent Director*	$25,000
Audit Committee Chair	$20,000
LD&C Committee Chair	$15,000
Governance and Sustainability Committee Chair	$12,000
*	The Company did not have a Lead Independent Director in 2021.
Change to Non-Employee Director Compensation in 2022
After a peer and market review and discussion with our independent compensation consultant, Pearl Meyer, the Board approved an increase of the annual Restricted Stock Unit Award for non-employee directors from $105,000 to $118,000, effective for the 2022-2023 term.
Cash Retainers
Cash retainers are paid to the non-employee directors quarterly in advance. Non-employee directors may elect to receive their annual cash retainer (both standard and leadership retainers) in the form of deferred stock units (“DSUs”) in lieu of cash under the 2016 Omnibus Incentive Plan, as amended (the “Omnibus Plan”) and Non-Employee Director Deferred Compensation Plan (“Director DCP”). In the event a director makes such an election, the cash retainer is converted into an amount of DSUs using the closing stock price of the Company’s Common Stock on the business day that the cash retainer would have otherwise been paid to the director. DSUs representing cash retainers are fully vested upon grant but settle upon termination of service with the Board. DSUs in lieu of cash retainers do not confer voting rights but do confer dividend-equivalents; dividend equivalents accrue from the grant date and are delivered upon settlement.
Restricted Stock Unit Awards
Each non-employee director receives an annual award grant of Ingevity restricted stock units (“DRSUs”) under the Omnibus Plan equivalent to approximately $105,000 at the time of grant (with an increase to $118,000 effective with the 2022-2023 term). The grant date for the DRSUs is the business day after the annual stockholders meeting. The DRSUs vest on the first anniversary of the grant date and shares of Common Stock underlying DRSUs are delivered to the directors as soon as practicable after the vesting date. DRSUs do not confer voting rights but do confer dividend-equivalents; dividend equivalents accrue from the grant date and are delivered upon settlement. If the DRSUs are forfeited, the dividend-equivalents are also forfeited.
INGEVITY - 2022 Proxy Statement	31

If a director with DRSUs ceases to be a director before their vesting date other than due to death or termination for cause, the director will vest and settle in a pro rata number of the DRSUs (rounded up to the nearest whole number). If a director with DRSUs ceases to be a director due to death or disability, all DRSUs will vest. If a director with DRSUs ceases to be a director due to a termination for cause, all unvested and unsettled DRSUs will be forfeited.
Non-employee directors may elect to receive their annual DRSU award in the form of DSUs. DRSUs converted into DSUs with respect to the annual stock award are subject to the same vesting terms and dividend-equivalents as DRSUs; however, DSUs are not settled until the director’s terminates service with the Board.
Other Compensation
Directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with their Board service. The Company does not provide perquisite allowances to non-employee directors.
Stock Ownership Guidelines; Prohibition on Hedging
Under our stock ownership guidelines, each non-employee director is expected to hold an amount of Common Stock equal to five times the annual base cash retainer. For 2021, the holding amount is $450,000. Each non-employee director has five years from the date they join the Board to meet the requirement.
Common Stock owned outright by the director, or his or her immediate family members residing in the same household, in family trusts and Common Stock held in retirement plan accounts are deemed to be owned for purposes of these guidelines, as well as vested and unvested DRSUs and DSUs.
Until a non-employee director meets these guidelines, he or she must hold 50% of his or her vested DSUs and DRSUs. If a non-employee director does not meet these guidelines within five years, he or she must hold 100% of his or her vested DSUs or DRSUs.
As of December 31, 2021, each non-employee director has attained the minimum stock ownership levels based on holdings except for Mses. Gulyas and Narwold who are, respectively, on track for compliance (having joined the Board in February 2019, Mses. Gulyas and Narwold have until February 2024 to meet their ownership levels).
Our directors are not permitted to engage in hedging activities with respect to our stock. See “Compensation Discussion and Analysis – Other Compensation Policies and Practices – Anti-Hedging” for more information about the Company’s anti-hedging policy.
32	INGEVITY - 2022 Proxy Statement

2021 Director Compensation Table
The following table includes information concerning compensation for service as a director paid to or earned by our directors during the fiscal year ended December 31, 2021 (note that Mr. Fortson’s compensation is set forth in the “Summary Compensation Table” and not included below).
2021 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total Compensation ($)
Jean S. Blackwell	190,000	105,062	—	295,062
Luis Fernandez-Moreno	102,000	105,062	—	207,062
J. Michael Fitzpatrick	90,000	105,062	—	195,062
Diane H. Gulyas	90,000	105,062	—	195,062
Frederick J. Lynch	105,000	105,062	—	210,062
Karen G. Narwold	90,000	105,062	—	195,062
Daniel F. Sansone	110,000	105,062	—	215,062
Richard B. Kelson	47,500	—	—	47,500
(1)
Column includes fees earned or paid in cash, representing the annual retainer and additional leadership retainers. For Mr. Kelson, represents pro rata fees earned through his death on February 13, 2021.

(2)
Amounts shown in this column represent the aggregate grant date fair market value of DRSUs (for all except Ms. Narwold) or DSUs (for Ms. Narwold, who elected DSUs in lieu of DRSUs) granted in 2021 to non-employee directors computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. As of December 31, 2021, each non-employee director’s aggregate number of unvested RSUs or DSUs in lieu of DRSUs was as follows: 1,440 DRSUs or DSUs, as applicable, that will vest on April 23, 2022.

(3)
The amount of perquisites and other personal benefits has been excluded for all non-employee directors as the total value of each director’s perquisites and other personal benefits was less than $10,000.

INGEVITY - 2022 Proxy Statement	33

Proposal
2
Ratification of the Appointment of
Independent Registered Public Accounting Firm
Our Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal 2022.

The Audit Committee is directly responsible for appointing, retaining, fixing the compensation of, and overseeing the work of our independent registered public accounting firm. PricewaterhouseCoopers LLC (“PwC”) acted as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and the Audit Committee has retained PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Although it is not legally required to do so, the Board has elected to seek stockholder ratification of the appointment of PwC as a matter of good corporate governance. If stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment. Regardless of the outcome of this proposal, the Audit Committee may, in its discretion, select a new independent registered public accounting firm at any time during the year if it believes such a change would be in the Company’s best interest.
Representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
Vote Required:
An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2022. Abstentions will have the same effect as voting against this proposal because they are considered present and entitled to vote on this proposal. No broker non-votes are expected for this proposal since, due to its routine nature, brokers may vote in their discretion.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of PwC as the independent registered public accounting firm of the Company.
34	INGEVITY - 2022 Proxy Statement

AUDIT COMMITTEE MATTERS
Audit and Other Fees
The following table shows the fees paid by the Company to PwC for audit and other services provided for the fiscal years 2021 and 2020.
Amounts Shown in $	2021	2020
Audit Fees	1,779,180	1,810,625
Audit-Related Fees	556,275	325,000
Tax Fees		36,000
All Other Fees	20,000	20,000
Total	2,355,455	2,191,625
Audit Fees. Amount includes fees for professional services performed for the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K filing and review of financial statements included in the Company’s Form 10-Q filings. Amount also includes other services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Amount includes fees paid for services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2020, amount includes services provided in connection with debt financing transactions. For 2021, amount includes services provided in connection with system upgrade reviews.
Tax Fees. Amount includes fees and expenses for U.S. federal, state, and international tax planning and tax compliance services.
All Other Fees. Amount includes fees for services in connection with attestations by PwC that are required by statute or regulation.
Pre-Approval Policy and Procedures
The Audit Committee’s pre-approval policy requires that all services to be performed by the Company’s independent registered public accounting firm be pre-approved either on a case-by-case basis by the Audit Committee or its delegate or on a categorical basis based on the Audit Committee’s prior approval of a specific category of service and the expected cost thereof. Any request for services involving less than $150,000 may be approved by the Chair of the Audit Committee, provided that any such approval is presented to the full Audit Committee at its next regularly scheduled meeting.
The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees, and all other fees paid to PwC in fiscal 2021.
INGEVITY - 2022 Proxy Statement	35

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2021, including management’s annual assessment of and report on the Company’s internal control over financial reporting, with management and with PwC, the Company’s independent auditor. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the issue of their independence from the Company.
Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, to be filed with the SEC.
THE AUDIT COMMITTEE
Daniel F. Sansone, Chair
Luis Fernandez-Moreno
J. Michael Fitzpatrick
Frederick J. Lynch
Karen G. Narwold
36	INGEVITY - 2022 Proxy Statement

Proposal
3	Non-Binding Advisory Vote to Approve the Compensation of Ingevity’s Named Executive Officers
Our Board recommends a vote FOR this proposal.

In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the following resolution concerning the compensation of our named executive officers (“NEOs”):
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis and the tabular compensation disclosures and related narrative discussion.
In considering this proposal, we encourage you to review the Compensation Discussion and Analysis (“CD&A”) beginning on the following page and the tabular compensation disclosures and accompanying narrative discussion following the CD&A. The CD&A describes our executive compensation philosophy, programs, and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our NEOs.
We believe that our compensation policies and procedures are competitive, focused on pay-for-performance principles, and strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance, increased stockholder value, the success of areas of our business directly impacted by the executive’s performance, and the performance of the individual executive. We view our compensation program as a strategic tool that supports the successful execution of our business strategy and reinforces a performance-based culture. The Company’s executive compensation program emphasizes long-term compensation over short-term compensation, with a significant portion weighted toward equity awards. This approach strongly aligns our executives’ compensation with the interest of our stockholders.
Because your vote is advisory, it will not be binding upon the Board. However, the Board and LD&C Committee value the opinion of the Company’s stockholders as expressed through their votes on this proposal and will carefully consider the outcome of this proposal in connection with their ongoing evaluation of the Company’s executive compensation program.
Vote Required:
An affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation paid to Ingevity’s NEOs. Abstentions will have the same effect as voting against this proposal because they are considered present and entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the adoption of this resolution and approve, on an advisory basis, the Company’s executive compensation as described in this Proxy Statement.
INGEVITY - 2022 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) outlines the Company’s executive compensation programs and practices for our Named Executive Officers listed below.
2021 Named Executive Officers

John C. Fortson
President, Chief Executive Officer, and Director, Ingevity (Sept 2020-present); Interim Chief Financial Officer, Ingevity (Sept 2020-Mar 2021); Interim Treasurer, Ingevity (Sept 2020-Feb 2021)

Mary Dean Hall Executive Vice President & Chief Financial Officer, effective April 19, 2021; Treasurer, effective February 17, 2022

Stacy L. Cozad Executive Vice President, General Counsel and Secretary, effective February 1, 2021

Michael P. Smith Executive Vice President & President, Performance Chemicals, Strategy and Business Development

S. Edward Woodcock Executive Vice President & President, Performance Materials
38	INGEVITY - 2022 Proxy Statement

Executive Summary
Executive Compensation Philosophy
Ingevity’s executive compensation program reflects the Company’s “pay-for-performance” philosophy. Compensation is directly linked to business plans and individual performance, with short- and long-term incentive programs based on the achievement of key financial metrics and individual performance. We are focused on achieving long-term, sustainable stockholder value.
We designed our executive compensation program to attract, motivate, and retain highly-talented executives. In setting compensation, the LD&C Committee considers both our peer group and national survey data (“Comparative Compensation Data”). We also consider other factors including the executive's role and level of responsibilities, the importance of the executive's contributions toward meeting the Company's goals and objectives, individual performance and experience, internal pay equity, and the economic and business environment in which the Company operates.
The Company's executive compensation program is meant to:

Support our Business Strategy — Align our program with our business strategy, which is focused on long-term earnings and revenue growth and sustained growth in stockholder value, by providing our NEOs with long-term incentives tied to growth and value creation.

Pay-for-Performance — A large portion of our executive pay is dependent upon the achievement of corporate and business unit goals as well as individual performance. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

Pay Competitively — Target compensation is commensurate with the market median based on our Comparative Compensation Data. However, compensation targets for individual executives may differ from the median based on roles and responsibilities, performance, strategic impact, experience, internal pay equity, special hiring situations, retention, succession planning needs, and other relevant considerations.

Align NEO and Stockholders Interests — We provide a significant portion of the overall compensation opportunity of our NEOs in the form of equity-based compensation, including PSUs (as defined below), and we set multi-year performance goals for the PSUs that align with the long-term interests of our stockholders.

Discourage Excessive Risk Taking — Our program is comprised of balanced short- and long-term, cash and equity elements that discourage excessive risk taking.
Company Performance in 2021
For information on Company performance in 2021, see “Proxy Summary,” above.
INGEVITY - 2022 Proxy Statement	39

Compensation Design; Pay Elements
The major elements of our executive compensation program are reflected below.
Pay Element	Description	Changes in 2021
Base Salary
Fixed cash compensation that recognizes level of responsibilities, contributions towards meeting the Company’s goals and objectives, individual performance and experience, internal pay equity, the economic and business environment in which the Company operates, and other relevant considerations.
No increases to NEO base salaries in 2021.
Short-term Incentive Plan (“STIP”)
Performance-based cash compensation that rewards achievement of key annual financial performance targets (using corporate results for our CEO, CFO and GC, and a blend of corporate results and business segment results for the segment presidents) and personal performance goals.
2020 STIP Company performance metric was STIP-Adjusted EBITDA* (100%). 2021 STIP Company performance metrics are STIP-Adjusted EBITDA* (50%) and STIP-Adjusted Revenue* (50%).
Long-Term Incentive Plan (“LTIP”)
Equity compensation that promotes achievement of long-term strategic objectives and aligns the executive’s interests with stockholder interests. The 2021 LTIP opportunity is allocated as follows:
• 50% - Performance Stock Units (“PSUs”) to be paid out based on Company performance
• 25% - Service-Based Restricted Stock Units (“RSUs”)
• 25% - Non-Qualified Stock Options (“Options”)

2020 PSU performance metrics were Period-End ROIC* (50%) and Cumulative EPS* (50%).

2021 PSU performance metrics are Average ROIC* (50%) and Cumulative EPS* (50%).

Updated retirement vesting terms of 2021 awards to be “age 55 with 20 years of service, or age 65 with 5 years of service” (the “non-grandfathered language”). However, certain employees who were age 60 as of December 31, 2021 and were hired prior to January 1, 2021, or otherwise are chosen for such treatment by the LD&C Committee, are entitled to prior language of “age 55 with 20 years of service or age 65” (the “grandfathered language”). Both Mr. Woodcock and Ms. Hall have the grandfathered language in their 2021 LTIP awards. All other NEOs have the non-grandfathered language in their 2021 LTIP awards.

* Definitions and reconciliations, if applicable, of these non-GAAP financial measures can be found in Appendix A.
Additional elements of NEO compensation are described under “Other Compensation and Benefits.”
40	INGEVITY - 2022 Proxy Statement

2021 Pay Mix
The mix of compensation elements awarded in 2021 to our CEO (Mr. Fortson) and Ms. Hall, Ms. Cozad, Mr. Smith, and Mr. Woodcock (the “Other NEOs”) is illustrated below. The chart reflects base salary and target STIP and LTIP, and does not include “All Other Compensation” under the “Summary Compensation Table” or one-time, service-based RSU grants for Mses. Hall and Cozad and Mr. Woodcock, nor does it include the one-time cash payment paid to Ms. Cozad when she joined the Company.

Say-on-Pay Results
The LD&C Committee values the input received from our stockholders on the Company’s executive compensation practices. At the 2021 annual stockholders’ meeting, our stockholders cast an advisory vote on the compensation of our named executive officers in 2021, with 94.45% of the Common Stock voting to approve the compensation (percentage shown incorporates votes for, votes against, and abstentions; broker-non-votes have no effect on the percentage).
Although the vote was non-binding, the LD&C Committee reviewed the results of the vote and considered the approval rate as an indication that the stockholders support the Company’s executive compensation philosophy and decisions. The Company is again soliciting a non-binding advisory vote at the Annual Meeting.
Setting Compensation
Roles and Responsibilities
LD&C Committee and Interaction with Executive Officers. The LD&C Committee is responsible for assisting the Board in fulfilling its responsibilities with respect to compensation of the Company’s CEO and other senior executives, including the Other NEOs. The LD&C Committee’s role includes oversight and risk management relating to the Company’s equity compensation and employee benefit plans. Additionally, the LD&C Committee has oversight of matters relating to the attraction, development, and retention of the Company’s leadership.
•
CEO Compensation. The LD&C Committee, on behalf of the Board, is responsible for reviewing and approving the goals and objectives of the Company’s CEO, evaluating the CEO’s performance in light of such goals and objectives, and setting the CEO’s compensation based on such evaluation. The LD&C Committee meets with the CEO to discuss his performance and compensation, but ultimately, decisions regarding the CEO’s compensation are made by the LD&C Committee, meeting in executive session, without the CEO or any other executive present. In setting the compensation for the CEO, the LD&C Committee also takes into account such other matters as the LD&C Committee deems appropriate, including overall leadership and external survey data compiled by Pearl Meyer, the LD&C Committee’s independent compensation consultant (the “Compensation Consultant”), from our peer group of companies and other Comparative Compensation Data and the advice of the Compensation Consultant.

•
Other NEO and Executive Compensation. The LD&C Committee, on behalf of the Board, is also responsible for reviewing and approving the compensation of senior executives reporting to the CEO, including the Other NEOs. In approving compensation for the Other NEOs, the LD&C Committee takes into account the CEO’s assessment of their performance, addressing such factors as achievement of individual goals and objectives, contribution to Ingevity’s

INGEVITY - 2022 Proxy Statement	41

performance and corporate goals, and such other matters as the LD&C Committee deems appropriate, including Comparative Compensation Data and the advice of its Compensation Consultant. In making his recommendations to the LD&C Committee, the CEO is supported by leaders of the Company’s human resources organization.
Compensation Consultant. The LD&C Committee has retained Pearl Meyer as its independent Compensation Consultant. The LD&C Committee has the sole discretion and is directly responsible for the appointment, termination, compensation, and oversight of the work of the Compensation Consultant. Although the LD&C Committee retained the Compensation Consultant directly, in carrying out assignments, the Compensation Consultant also interacts with the Company’s management when appropriate.
Specifically, the Compensation Consultant interacts with leaders in the Company’s human resources organization and other members of management with respect to compensation and benefits data, best practices, peer group developments, and executive compensation trends. In addition, the Compensation Consultant may also seek input and feedback from members of management regarding its consulting work product prior to presentation to the LD&C Committee to confirm alignment with Ingevity’s business strategy, determine what additional data may need to be gathered, or identify other issues. The LD&C Committee regularly meets with the Compensation Consultant in executive session independent of management. Further, the LD&C Committee Chair also speaks on occasion with the Compensation Consultant on executive compensation matters independently of management. The LD&C Committee also meets in executive session after each regularly scheduled committee meeting.
The Compensation Consultant does not provide any services to Ingevity other than its consulting services to the LD&C Committee related to executive and director compensation. The LD&C Committee determined that, in fiscal 2021, the work performed for the LD&C Committee by the Compensation Consultant did not raise any conflict of interest. In making its determination, the LD&C Committee considered the independence of the Compensation Consultant in light of SEC rules and regulations and NYSE listing standards.
Peer Group Analysis
Consistent with Ingevity’s goal to provide compensation that remains competitive, the LD&C Committee considers among other things, the executive compensation practices of companies in a peer group selected by the LD&C Committee based on recommendation of the Compensation Consultant.
In selecting the peer group, the LD&C Committee considered such factors as:
(i)	revenue size and profit margins;
(ii)	industry and business characteristics comparable to Ingevity;
(iii)	location and geographic reach, including global operations and/or distribution;
(iv)	competition for talent; and
(v)	data availability.
The LD&C Committee generally targets compensation commensurate with the market median based on our Comparative Compensation Data. Compensation decisions also take into account other relevant factors including an executive’s role and responsibilities, performance, the importance of an executive’s contributions towards meeting the Company’s goals and objectives, experience and tenure, internal pay equity, special hiring situations, retention, and other relevant factors.
42	INGEVITY - 2022 Proxy Statement

The peer group is reviewed periodically for appropriateness and comparability. The LD&C Committee most recently reviewed peer group composition in July 2021 with the Compensation Consultant and discussed the peer group companies’ businesses, revenues, and relative performance. After its discussion, the LD&C Committee approved the following peer group with respect to the 2021 executive compensation program, which is unchanged compared to 2020:
Balchem Corp.	Minerals Technologies Inc.
Cabot Corp.	Omnova Solutions Inc.
Cabot Microelectronics Corporation	Quaker Chemical Corp.
Ferro Corp. (“Ferro”)	Sensient Technologies Corp.
GCP Applied Technologies, Inc.	Stephan Co.
H.B. Fuller Co.	W.R. Grace and Co. (“W.R. Grace”)
Hexcel Corp.	Ecovyst Inc. (formerly, PQ Group Holdings)
Innospec Inc.	Tronox Holdings
Kraton Corp. (“Kraton”)
Proposed Changes for 2022. W.R. Grace was acquired in September 2021 and Ferro and Kraton announced that they would be acquired in 2022. They will be removed as peer companies for 2022.
NEO Compensation Elements
When taken as a whole, along with other elements of our executive compensation program, the pay elements described below are intended to provide a level of compensation sufficient to attract and retain an effective management team, while being generally targeted to the market median based on our Comparative Compensation Data. Additional elements of NEO compensation are described under “Other Compensation and Benefits.”
Our compensation program is designed to discourage excessive risk taking by using several forms of LTIP equity instruments, multiple performance metrics, short- and long-term programs, and active LD&C Committee oversight. The Compensation Consultant also advises the LD&C Committee as to the appropriateness of the compensation program relative to discouraging excessive risk.
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the long-term and short-term incentive awards and other elements of our executive compensation program. The relative levels of base salary for executive officers are designed to reflect each executive officer’s scope of responsibility, experience and performance, competitive pay levels, market trends in salary adjustments, accountability within Ingevity, economic factors, and other relevant factors.
Base salaries are reviewed annually to determine if they are equitably aligned within Ingevity and are at sufficiently competitive levels to attract and retain top talent. In addition, consideration is given to Comparative Compensation Data and such other considerations as the LD&C Committee considers appropriate. The LD&C Committee also reviews base salary compensation with the Compensation Consultant.
None of the NEOs received base salary increases in 2021. The full-year base salaries for our NEOs in 2021 were as follows:
NEO	2021 Annual Base Salary ($)
John C. Fortson	825,000
Mary Dean Hall*	500,000
Stacy L. Cozad*	460,000
Michael P. Smith	455,000
S. Edward Woodcock	425,000
* Each of Mses. Hall and Cozad received a pro rata amount of their full-year base salaries based on their start dates in 2021.
INGEVITY - 2022 Proxy Statement	43

Short-Term Incentive Plan and 2021 Awards
Ingevity’s STIP consists of an annual cash incentive that is designed to motivate participants to, and reward participants for, achieving Ingevity’s annual financial performance targets and personal performance goals. The incentive award range that a NEO may earn is determined at the beginning of the year as a percentage of the NEO’s base salary. The terms of the STIP permit the LD&C Committee to make certain discretionary adjustments to exclude the effect of certain non-recurring items of gain or loss, or other adjustments reflecting substantial out of the ordinary matters.
For each NEO, STIP payout is subject to a 200% cap and payout is based on the following:
•	Company performance using STIP-Adjusted EBITDA* and STIP-Adjusted Revenue,* as such terms are defined below; and
•	An “individual performance modifier,” which is further described below.
* Definitions and reconciliations of these non-GAAP financial measures can be found in Appendix A.
The STIP will be funded for any given year only if the Company meets pre-established financial performance targets, as determined by the LD&C Committee. If earned, funding runs between 25% (threshold) to 200% (maximum) of the STIP target incentive. Linear interpolation is used to determine awards for performance between the identified points. No payout is earned if Ingevity’s results are below threshold.
For 2021, the LD&C Committee established the following threshold, target, and maximum STIP incentive opportunities for the NEOs:
NEO	Threshold (as a percentage of base salary)	Target (as a percentage of base salary)	Maximum (as a percentage of base salary)
Mr. Fortson	25%	100%	200%
Ms. Hall*	17.5%	70%	140%
Ms. Cozad*	15%	60%	120%
Mr. Smith	16.25%	65%	130%
Mr. Woodcock	15%	60%	120%
* Under Ms. Hall’s offer letter, her 2021 STIP was not prorated based on her start date. Under Ms. Cozad’s offer letter, her 2021 STIP was prorated based on her start date.
Company Performance Metrics. The LD&C Committee selected the following metrics as the basis for 2021 STIP Company performance, believing them to be important and effective measures of short-term performance:
STIP-Adjusted EBITDA (annual earnings before interest, taxes, depreciation and amortization, subject to certain specified adjustments)* - 50%
STIP-Adjusted EBITDA* is measured on a Company-wide basis (“Company STIP-Adjusted EBITDA”)* and on a business-segment basis for each of the Performance Chemicals and Performance Materials segments (“BU STIP-Adjusted EBITDA”).*

• Funding for Mr. Fortson and Mses. Hall and Cozad - solely based on Company STIP-Adjusted EBITDA.*
• Funding for Mr. Smith - based half on Company STIP-Adjusted EBITDA* and half on Performance Chemicals’ BU STIP-Adjusted EBITDA.*
• Funding for Mr. Woodcock – based half on Company STIP-Adjusted EBITDA* and half on Performance Materials’ BU STIP-Adjusted EBITDA.*

STIP-Adjusted Revenue (calculated consistently with U.S. Generally Accepted Accounting Principles, subject to certain specified adjustments)* - 50%
STIP-Adjusted Revenue* is measured on a Company-wide basis (“Company STIP-Adjusted Revenue”)*; and on a business-segment basis for each of the Performance Chemicals and Performance Materials segments (“BU STIP-Adjusted Revenue”)*

• Funding for Mr. Fortson and Mses. Hall and Cozad - solely based on Company STIP-Adjusted Revenue.*
• Funding for Mr. Smith - based half on Company STIP-Adjusted Revenue* and half on Performance Chemicals’ BU STIP-Adjusted Revenue.*
• Funding for Mr. Woodcock- based half on Company STIP-Adjusted Revenue* and half on Performance Materials’ BU STIP-Adjusted Revenue.*

* See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
44	INGEVITY - 2022 Proxy Statement

The STIP Company performance targets for 2021 are captured in the table under “Actual 2021 STIP Payouts,” below. At the time the LD&C Committee set the target performance levels, the goals were believed to be challenging, but achievable, and the maximum level of performance was believed to be achievable, but only with exceptional performance.
Individual Performance Modifier. An individual NEO’s annual incentive award is further influenced by the NEO’s achievement of his or her individual goals and overall performance for the year (the “individual performance modifier”). Performance goals are typically established at the beginning of the year and generally include both leadership objectives and strategic business objectives. Individual NEO performance is evaluated by comparing actual performance to the pre-established individual goals, as well as considering individual accomplishments and other relevant performance criteria. The LD&C Committee annually assesses the performance of the CEO and the other NEOs, and an individual performance modifier is determined for each. For NEOs, the individual performance modifier may range from 0% to 125% of their total STIP score, subject, however, to the overall STIP payout cap of 200%.
A description of each NEO’s performance and compensation decisions with respect to 2021 is set forth below under “NEO Performance and Compensation Decisions.” In consideration of Ms. Cozad’s performance in 2021 as set forth below, the LD&C Committee added an individual performance modifier to Ms. Cozad’s 2021 STIP award of 115%, which is multiplied by the score of 171.40% as it relates to the Company performance metrics, resulting in a payout of her 2021 STIP award at 197.1% of target. No other individual performance modifier adjustments were made with respect to the NEO’s 2021 STIP awards.
Actual 2021 STIP Payouts.
2021 STIP targets and actual performance and funding status are set forth below:
Metric	Threshold (25% Funding) ($)	Target (100% Funding) ($)	Maximum (200% Funding) ($)	Actual Performance ($)	Percentage of Target Achieved / Funding Status
Company STIP-Adjusted EBITDA*	369.0	410.0	442.8	424.0	142.7%
Performance Chemicals’ BU STIP-Adjusted EBITDA*	136.8	152.0	164.2	175.0	200.0%
Performance Materials’ BU STIP-Adjusted EBITDA*	232.2	258.0	278.6	249.0	49.6%
Company STIP-Adjusted Revenue*	1,180.4	1,283.0	1,347.2	1,389.1	200.0%
Performance Chemicals’ BU STIP-Adjusted Revenue*	662.4	720.0	756.0	875.3	200.0%
Performance Materials’ BU STIP-Adjusted Revenue*	518.0	563.0	591.2	513.8	0.0%
* See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.
The resulting STIP payments for our NEOs based on the 2021 STIP financial results were as follows:
NEO	2021 STIP Target	Company STIP- Adjusted EBITDA Funding(1)	BU STIP- Adjusted EBITDA Funding(1)	Company STIP- Adjusted Revenue Funding(1)	BU STIP- Adjusted Revenue Funding(1)	Total 2021 STIP Company Performance Funding(1),(2)	Individual Performance Modifier Increase	Total 2021 STIP Funding, with Performance Modifier Increase(2)	Total 2021 STIP Payout(3)
Mr. Fortson	$825,000	71.4%		100.0%		171.4%		171.4%	$1,414,050
Ms. Hall(4)	$350,000	71.4%		100.0%		171.4%		171.4%	$599,900
Ms. Cozad(5)	$253,000	71.4%		100.0%		171.4%	115.0%	197.1%	$498,690
Mr. Smith	$295,750	35.7%	50.0%	50.0%	50.0%	185.7%		185.7%	$549,210
Mr. Woodcock	$255,000	35.7%	12.40%	50.0%	0.0%	98.1%		98.1%	$250,160
(1)
Percentages reported are equal to the percentage of the STIP opportunity of each metric for each NEO multiplied by the percentage of target achieved / funding status for each metric (as noted in the table above under “Percentage of Target Achieved / Funding Status.” See Appendix A for definitions and reconciliations of these non-GAAP financial measures to the nearest GAAP measures.

(2)
To obtain “Total 2021 STIP Funding with Performance Modifier Increase,” “Total 2021 STIP Company Performance Funding” (which is the sum of the four prior columns in the table) is multiplied by “Individual Performance Modifier Increase.” For each NEO other than Ms. Cozad, 100% is used for the baseline “Individual Performance Modifier Increase.”

INGEVITY - 2022 Proxy Statement	45

(3)
To obtain “Total 2021 STIP Payout,” the following formula is used: “2021 STIP Target” multiplied by “Total 2021 STIP Funding, with Performance Modifier Increase.” Calculated scores are rounded up to the nearest $10.

(4)	Ms. Hall joined the company on April 19, 2021 and in accordance with her offer letter, her 2021 STIP was not prorated based on her hire date.
(5)	Ms. Cozad joined the Company on February 1, 2021. Her STIP payout percentage reflects a proration based on her start date.
Long-Term Incentive Plan and 2021 Awards
Ingevity’s LTIP is designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are designed to further align executives’ interests with those of Ingevity’s stockholders, reward executives for stockholder value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership, and promote retention. LTIP awards are granted under the 2016 Omnibus Incentive Plan, as amended (the “Omnibus Plan”) which provides for, among other things, “double trigger” vesting of any LTIP awards that qualify as replacement awards in connection with a change of control, as described under the heading “Severance Arrangements.”
The awards granted annually under the Company’s LTIP are delivered in three components that are captured in the table below.
Type of Award	Percentage of Total LTIP Opportunity	Vesting and Payment Terms
PSUs	50%
PSUs vest on the third anniversary of the grant date, provided the recipient meets the terms including continued service. Payout is dependent on the achievement of pre-determined performance targets set by the LD&C Committee for the related three-year performance period. Performance metrics and targets are described further below.

Options	25%
Options vest ratably in one-year increments over three years from the grant date, provided the recipient meets the terms of the award including continued service. Options granted prior to 2019 vested in full on the third anniversary date of the grant. Options have an exercise price equal to the closing price of the Company’s Common Stock on the grant date and have a ten-year term.

RSUs	25%
RSUs granted for the annual LTIP opportunity vest ratably in one-year increments over three years from the grant date, provided the recipient meets the terms including continued service. Special sign-on or retention awards may have alternate vesting terms.

The LD&C Committee considers this an appropriate allocation, as performance-orientation is reflected in the PSU and Option opportunities, while grants of RSUs enhance our ability to retain our management team over a longer-term horizon. The values of individual NEO awards as a percentage of base compensation are set early each year by the LD&C Committee, in accordance with the Company’s executive compensation philosophy. The number of RSUs and PSUs awarded are based on the closing price of the Company’s Common Stock on the grant date, while the number of Options awarded are based on a Black-Scholes calculation using the closing price of the Company’s Common Stock on the grant date.
Each NEO’s 2021 Total LTIP Opportunity and breakdown of each type of LTIP award granted is captured below:
NEO	Base Salary	LTIP Opportunity	RSUs	Options	PSUs at Target*
Mr. Fortson	$825,000	300%	75%	75%	150%
Ms. Hall	$500,000	150%	37.5%	37.5%	75%
Ms. Cozad	$460,000	120%	30%	30%	60%
Mr. Smith	$455,000	130%	32.5%	32.5%	65%
Mr. Woodcock	$425,000	125%	31.25%	31.25%	62.5%
*	PSUs shown at target percentage but have ability to pay out from 0-200% based on performance. See “Performance-Based Restricted Stock Units” for more information.
Grant date fair values of each award are reflected in the “Grants of Plan-Based Awards in 2021,” and “Summary Compensation Table.” Note that Ms. Hall’s LTIP awards were granted effective April 19, 2021, the date she joined the Company, but are subject to the same terms as the annual LTIP awards (except that Ms. Hall’s Options and RSUs vest ratably based on her start date, April 19, 2021).
46	INGEVITY - 2022 Proxy Statement

Performance-Based Restricted Stock Units.
The following performance goals apply with respect to the PSU awards granted in 2021 (“2021 PSU Awards”):
•	Average adjusted return on invested capital (“Average ROIC”);* and
•	Adjusted three-year cumulative earnings per share (“Cumulative EPS”).*
Previously, under the PSU awards granted in 2020, the LD&C Committee used Period-End ROIC* (as defined below), which was measured using the final year in the performance period. After meeting with the Compensation Consultant and exploring peer group data and Comparative Compensation Data, the LD&C Committee determined that, with respect to the 2021 PSU Awards, Average ROIC* was a more appropriate performance metric and would drive management accountability more effectively throughout the performance period.
The LD&C Committee established threshold, target, and maximum performance targets for the related three-year performance period from January 1, 2021 through December 31, 2023 with respect to each metric. At the time that the performance levels were set, the target level of performance was believed to be challenging, but achievable; and the maximum level was believed to be achievable, but only with exceptional performance.
The 2021 PSU Awards vest on performance certification by the LD&C Committee after the end of the performance period. The number of vested shares is determined based on the Company’s financial performance relative to the pre-established Average ROIC* and Cumulative EPS* targets for the 2021-2023 performance period, with adjusted payouts for threshold, target, and maximum performance (capped at 200% payout), as determined by the LD&C Committee at the end of the performance period.
There is no payout for performance under threshold (as performance for each metric is determined separately, it is possible that one metric may be under threshold and the award may still payout based on another metric’s performance). Payout at threshold is at 25% of PSUs granted, at target is 100% of PSUs granted, and at maximum is 200% of PSUs granted. Linear interpolation is used to determine award payouts between these pre-determined points.
*	See Appendix A for definitions and reconciliations, if applicable, of these non-GAAP financial measures to the nearest GAAP measures.
PSU Metric Adjustments.
Under the Omnibus Plan, the LD&C Committee may adjust PSU metrics from time to time to exclude the effect of certain non-recurring items of gain or loss or other significant out of the ordinary matters, where they had not been factored into established performance targets, such as mergers, acquisitions, and dispositions; entry into joint ventures; significant restructurings; or changes in accounting rules or tax codes. These adjustments are made to ensure that executives are neither unduly rewarded nor penalized for successfully implementing Board-approved strategic initiatives, or as a result of external events such as changes in effective tax rates.
Payout of 2019 PSU Award
The PSU awards granted in 2019 (“2019 PSU Awards”) had adjusted period-end return on invested capital (“Period-End ROIC”) and Cumulative EPS as the performance targets for the related 2019-2021 performance period. The performance targets for these grants were established in the beginning of 2019, reflecting the long-term goals in place at that time.
The LD&C Committee certified performance of the 2019 PSU awards below threshold levels with respect to both the Period-End ROIC and Cumulative EPS goals. As a result, there was no payout of PSUs for any recipient. Actual performance, as certified by the LD&C Committee is reflected below:
Metric	Threshold	Target	Maximum	Actual Performance	Funding
Cumulative EPS* 50%	$15.88	$17.23	$18.50	$15.14	0%
Period-End ROIC* 50%	15.7%	17.7%	19.7%	13.79%	0%
*	See Appendix A for more details on the calculation of actual performance on the Cumulative EPS and Period-End ROIC.
INGEVITY - 2022 Proxy Statement	47

NEO Performance and Compensation Decisions
A description of the performance highlights of each NEO and related compensation decisions is set forth below.
NEO	Performance Summary	Compensation Decisions
Mr. Fortson
In 2021, Mr. Fortson made significant leadership contributions to the Company’s performance and managed the Company through continued business challenges from supply chain disruptions, inflationary pressures, and the global semi-conductor shortage. Despite these headwinds, the Company finished 2021 ahead of plan for both revenue and Adjusted EBITDA.* Mr. Fortson proactively worked at the plant sites to increase employee engagement and innovation. In 2021, the Company had success expanding its raw material sourcing and product offerings by developing, producing and selling alternative fatty acids in addition to its legacy CTO based products. In addition, Mr. Fortson successfully managed transitions of both the General Counsel and Chief Financial Officer positions.
No changes in 2021.
Ms. Hall
Ms. Hall joined the Company in April 2021. In 2021, Ms. Hall added significant talent to her organization, restructured the SAP S/4 project leadership team and governance structure to ensure a successful implementation, and developed a more efficient and effective approach to enterprise risk management.
No changes in 2021.
Ms. Cozad
Ms. Cozad joined the Company in February 2021. In 2021, Ms. Cozad’s served her organizations with effective leadership and strengthened the Company’s ethics and compliance practices. In addition, Ms. Cozad drove the creation of a comprehensive strategic engagement plan between the government relations organization and the commercial organizations. Working with her team, Ms. Cozad revamped the Company’s strategic communications plan to align it with key corporate and commercial initiatives that drive growth. As acting interim chief human resources officer, she overhauled the talent management and learning and development process for 2022.

In consideration of Ms. Cozad’s performance in 2021, the LD&C Committee added an individual performance modifier to Ms. Cozad’s 2021 STIP award of 115%, which is multiplied by the score of 171.40% as it relates to the Company performance metrics, resulting in a payout of her 2021 STIP award at 197.1% of target. No other changes were made in 2021.

Mr. Smith
In 2021, Mr. Smith guided the Performance Chemical segment to significant growth in revenue and Segment EBITDA** in a year that saw meaningful increases in raw material costs. The segment also achieved commercialization of derivatives from alternative feed stocks such as soy. Mr. Smith continued to provide a strong focus on safety which resulted in improved safety performance year-over-year for the segment.
No changes in 2021; Mr. Smith moved into a consultancy role with the Company effective March 1, 2022.
Mr. Woodcock
In 2021, Mr. Woodcock was effective in dealing with the effects of the global semi-conductor chip shortage and its effect on the Performance Materials business. Mr. Woodcock reduced SG&A costs, increasing year-over-year segment profitability, and continued year-over-year growth in China. Further, Mr. Woodcock continued to lead safety efforts for his segment, resulting in a strong safety record for the year.
Mr. Woodcock was granted a special RSU award in February 2021 due to the reasons described under “Other Compensation and Benefits” below. No other changes were made in 2021.
*	A definition and reconciliation of this non-GAAP financial measure can be found in Appendix A.
**	Segment EBITDA is a GAAP financial measure for segment performance calculated pursuant to ASC 280.
48	INGEVITY - 2022 Proxy Statement

Other Compensation and Benefits
Sign-On and Special Equity or Cash Awards in 2021
From time to time, the LD&C Committee may authorize a special equity award under circumstances where the LD&C Committee deems such an award appropriate and in the best interests of the Company, for example to recognize extraordinary performance and/or to enhance retention. Sign-on or cash awards are often awarded in connection with bringing on a new executive and compensating them for forfeited compensation. The Company awarded the following sign-on or special equity awards in 2021:
•
Ms. Hall. On March 19, 2021, the Company’s Board appointed Ms. Hall to serve as the Company’s Executive Vice President and Chief Financial Officer, effective April 19, 2021. Ms. Hall’s base salary, STIP percentage, and LTIP percentage are discussed above. In order to compensate her for forfeited compensation, Ms. Hall received an award of RSUs (“Hall Sign-On RSUs”) with a grant date fair value of $1,292,889. The Hall Sign-On RSUs vest as follows: 50% vest on the first anniversary of the grant date, and 25% vest on each of the second and third anniversaries of the grant date.

•
Ms. Cozad. On January 8, 2021, the Company’s Board appointed Ms. Cozad to serve as the Company’s Executive Vice President, General Counsel, and Secretary, effective February 1, 2021. Ms. Cozad’s base salary, STIP percentage, and LTIP percentage are discussed above. In order to compensate her for forfeited compensation, Ms. Cozad received an award of $350,000 in cash and an award of RSUs (“Cozad Sign-On RSUs”) with a grant date fair value of $500,011. The Cozad Sign-On RSUs vest ratably over a three-year period.

•
Mr. Woodcock. On February 26, 2021, Mr. Woodcock was granted a special RSU award (“Woodcock Special RSUs”) with a grant date fair value of $500,048. The Woodcock Special RSUs vest in full on February 26, 2024. The Committee believes that the award value and the three-year cliff vesting schedule were appropriate under the circumstances to both recognize Mr. Woodcock’s leadership of the Performance Materials business from 2015 through 2020, in which he led the segment through extraordinary growth by increasing revenue by 99% and Segment EBITDA** by 174% and to enhance the Company's ability to retain his services for the foreseeable future.

**	Segment EBITDA is a GAAP financial measure for segment performance calculated pursuant to ASC 280.
Each of the awards mentioned above are included in the “Summary Compensation Table” and the “Grant of Plan-Based Awards in 2021” table.
Offer Letters
The Company and each of the following NEOs has entered into offer letters regarding employment terms (“Offer Letters”): Mr. Fortson, Ms. Hall, and Ms. Cozad. The Offer Letters generally list the compensation arrangements for each NEO, including the STIP and LTIP details, details regarding sign-on or one-time equity or cash compensation, and details on stock ownership guidelines and other applicable Company policies. Mses. Hall’s and Cozad’s Offer Letters included assistance with relocation benefits, which are described further under “Relocation Benefits,” below. Ms. Hall’s offer letter provided that her STIP award target for 2021 would not be prorated based on her start date with the Company. Ms. Cozad’s offer letter provided that her STIP award target for 2021 would be prorated based on her start date with the Company.
INGEVITY - 2022 Proxy Statement	49

Severance Arrangements
Severance and Change of Control Agreements. The Company has a Severance and Change of Control agreement with each of the NEOs. The purpose of the agreements is to ensure that Ingevity:
(a)	offers benefits that provide an overall compensation package that is competitive with that offered by other companies with whom Ingevity competes for talent;
(b)	retains and relies upon the undivided focus of its senior executives during and following a change of control; and
(c)	diminishes the inevitable distraction of our NEOs by virtue of personal uncertainties and risks created by the potential job loss following a change of control.
The following is a summary of the benefits provided for upon termination under the Severance and Change of Control agreements.
Involuntary Termination by Company other than for Cause and Absent a Change of Control	Involuntary Termination of Employment other than for Cause, or Termination for Good Reason, in Each Case following a Change of Control*	Retirement, Death, Disability, or Termination for Cause or Without Good Reason following a Change of Control

•  Base salary through date of termination;
•  Executive’s prorated target STIP for the calendar year in which the date of termination occurs;
•  Accrued unpaid vacation pay;
•  Severance payment of the following:
– Mr. Fortson: Two times sum of base salary and target STIP;
– All Other NEOs: One-time sum of base salary and target STIP;
•  Health benefits – cost of health coverage for:
– Mr. Fortson: Two years;
– All Other NEOs: One year;
•  Outplacement services; and
•  All other benefits in accordance with the terms of the applicable plans.

•  Base salary through date of termination;
•  Executive’s prorated target STIP for the calendar year in which the date of termination occurs;
•  Accrued unpaid vacation pay;
•  Severance payment of the following:
– Mr. Fortson: Three times sum of base salary and target STIP;
– All Other NEOs: Two times sum of base salary and target STIP;
•  Health benefits – cost of health coverage for:
– Mr. Fortson: Three years;
– All Other NEOs: Two years;
•  Outplacement services;
•  All other benefits in accordance with the terms of the applicable plans; provided, however, that for Messrs. Smith and Woodcock:**
– for any PSU award, the performance goals attached to such award shall be deemed achieved at the greater of target or actual performance levels (if actual performance is determinable by the LD&C Committee) with no proration.
No benefits other than outstanding base salary through the date of termination.
*
Under these agreements, participants are entitled to severance payments if their employment with Ingevity terminates within two years following a change of control (for any reason other than Cause, disability, death, or a termination initiated by the participant without Good Reason, all as defined).

**	Effective February 2022, the Severance and Change of Control Agreements were amended and restated to provide all NEOs with treatment consistent with Messrs. Smith and Woodcock.
The agreements also include one-year post-termination restrictive covenants relating to non-solicitation of customers and employees and non-competition provisions. All severance payable is further subject to the NEO signing an appropriate release of claims. None of the agreements include any tax gross-ups arising from any excise tax imposed by the Code on excess parachute payments. The benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”
50	INGEVITY - 2022 Proxy Statement

Equity Awards – Omnibus Plan.
The treatment of Ingevity’s equity awards in the event of a change of control is governed by the award agreements and our Omnibus Plan. In particular, in the event of a change of control where the NEO receives a “replacement award,” there will be no accelerated vesting, exercisability, and/or payment of an outstanding award unless the NEO’s employment is terminated without Cause, other than as a result of death or disability, or the NEO resigns for Good Reason within two years of the change of control event. In such cases, upon the second trigger, NEO holders of such awards will be entitled to accelerated vesting, and his or her awards will be exercisable and/or will be settled. If a NEO does not receive a replacement award or if the award is not otherwise assumed by the acquirer, then upon the occurrence of a change of control, all outstanding unvested awards will be fully vested (with the exception of PSUs, which will vest on a pro-rata basis as further described in the table below) and exercisable.
A summary of the treatment upon certain termination scenarios is summarized below.
Type of Award	Upon Involuntary Termination by the Company (other than Change of Control, for Cause, or for Poor Performance)	Termination by Executive due to Retirement (Absent Cause or Poor Performance)	Death or Disability	Change of Control with Qualified Termination, Assuming Replacement Awards are Issued	Change of Control, Assuming No Replacement Awards are Issued
Options
Vest on a pro rata basis beginning on or after the first anniversary of the Award Date. However, Mr. Woodcock's options will vest in full because Mr. Woodcock is retirement eligible. Further, beginning in 2022 when she turns 65 years of age, Ms. Hall is also retirement eligible and her options will vest in full.
Vest in full.
RSUs (3-year vest and 3-year cliff vesting)	Vest on a pro rata basis beginning on or after the first anniversary of the Award Date.			Vest in full.
PSUs	Vest on a prorata basis beginning on or after the first anniversary of the Award Date; subject to actual performance as certified by the LD&C Committee following the end of the performance period.			Vest in full.	Vest on a pro rata basis, subject to actual performance through the date of the change of control, or based on target performance, if higher than actual performance.
INGEVITY - 2022 Proxy Statement	51

Relevant Definitions:
•
Retirement is defined as a termination by the grantee, not for Cause or certain other circumstances, upon the date that the grantee reaches retirement age. For 2021 awards, “Retirement Age” means on or after age 55 (with at least 20 years of service) or age 65 (with at least 5 years of service) for the participants who received non-grandfathered language. However, certain participants received grandfathered language in their 2021 awards whereby Retirement Age is defined as age 65 (or 55 with at least 20 years of service). For awards issued prior to 2021, “Retirement Age” is defined as age 65 (or 55 with at least 20 years of service). Both Mr. Woodcock and Ms. Hall are currently (as of March 11, 2022) entitled to retirement benefits under their definitions. However, Mr. Woodcock is the only NEO entitled to retirement benefits assuming a December 31, 2021 termination date.

•
Cause is defined as: (a) the willful or gross neglect by the executive to perform his or her employment duties with the Company (or its affiliates) in any material respect; (b) a plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by the executive; (c) a material breach by the executive of a fiduciary duty owed to the Company (or its affiliates); (d) a material breach by the executive of any nondisclosure, non-solicitation or non-competition obligation owed to the Company (or its affiliates); (e) a clearly established, willful and material violation by the executive of the Company's Code of Conduct; or (f) a willful and material act by the executive that represents a gross breach of trust that is inconsistent with the executive's position of authority with the Company and is materially and demonstrably injurious to the Company including through potential loss of reputation.

•
Good Reason (but only after a change of control during the requisite period) means: (a) a material diminution in the executive's annual base salary; (b) a material diminution in the executive's authority, duties, or responsibilities; (c) a material change in the geographic location at which the executive must perform services for the Company; or (d) any other action or inaction that constitutes a material breach by the Company of the agreement.

•
Poor Performance is defined as the continuing failure by the executive to perform the executive’s duties in any material respect, as determined in the sole discretion of the Company, provided, however, that the executive shall be given notice and an opportunity effectuate a cure as determined by the Company in its sole discretion.

•	Qualified Termination means a termination of employment by the Company without Cause, other than as a result of death or disability, or a termination of employment by the executive for Good Reason.
Benefits to be received are further described under “Potential Payments Upon Certain Termination Events or a Change of Control.”
Retirement Savings Plan
The Company maintains the Ingevity Corporation Retirement Savings Plan, adopted as of January 1, 2016 (as amended, the “RSP”). The RSP allows participants to make pay contributions on a pre-tax, Roth, and after-tax basis. The RSP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution. Contributions and Company matches are 100% vested immediately, while any automatic non-contributory Company contribution is 100% vested after 3 years. Prior to 2021, the RSP incorporated transition contributions; however, these contributions ended on December 31, 2020.
Retirement Restoration Plan
The Company maintains a Retirement Restoration Plan that mirrors benefits provided under the WestRock Pension Plan, a qualified defined benefit plan sponsored and maintained by our former parent company, WestRock Company (“WestRock”). The Retirement Restoration Plan is a non-qualified plan that was adopted by the Company to honor historical WestRock obligations under an Employee Matters Agreement between WestRock and the Company as part of the separation. Benefit amounts under the plan were frozen at the time of the separation. No additional employees may become participants under the plan and no current participants are accruing any additional benefits (other than what was in place and frozen at the time of separation). Mr. Woodcock is the only NEO with a benefit under the plan.
Nonqualified Deferred Compensation Plan
The Company maintains the Ingevity Corporation Deferred Compensation Plan, effective January 1, 2016 (the “DCP”). The purpose of the DCP is to attract and retain key employees by enabling participants to defer voluntarily the receipt of certain amounts including compensation not otherwise eligible for deferral under the RSP, to provide matching contributions on
52	INGEVITY - 2022 Proxy Statement

certain deferrals, to restore lost defined contribution benefits due to Code limits, and to provide retirement and other benefits to participants through an individual account program. The DCP allows participants to defer up to 80% of their base compensation and 100% of their STIP. The restoration component of the DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.
Relocation Benefits
We provide relocation assistance to employees including our NEOs. In 2021, the Company provided both Ms. Hall and Ms. Cozad relocation assistance for certain qualified relocation expenses incurred due to their relocation to North Charleston, South Carolina, the Company’s headquarters. These expenses were paid pursuant to the Company’s broad-based relocation policy that covers all Company salaried employees and includes a gross-up feature. The tax gross-ups paid in 2021 were as follows: $14,104 for Ms. Hall and $23,008 for Ms. Cozad.
Other Benefits
We provide limited other benefits to our executives, including our NEOs, to promote their security and wellbeing, thereby allowing them to focus on Company business. Other benefits paid to NEOs in 2021 include financial counseling and executive physicals. The value of the benefits is credited to the NEO as imputed income. Other than with respect to relocation benefits, the Company does not provide any tax gross-ups.
In addition, NEOs participate in each of the benefit plans or arrangements that generally are made available to all U.S. based salaried employees including vacation benefits, medical and dental benefits, and life, accidental death and disability insurance.
INGEVITY - 2022 Proxy Statement	53

Other Compensation Policies and Practices
NEO Stock Ownership Policy
Our stock ownership guidelines align the long-term interests of our NEOs with those of our stockholders and discourage excessive risk taking. Our guidelines require stock ownership levels as a value of Common Stock equal to a multiple of base salary. The ownership guidelines require all NEOs to retain 50% of net shares of Common Stock received under LTIP awards until the following stock ownership levels are met:
Position	Required Salary Multiple
CEO	5x
Other NEOs	3x
In determining compliance with these guidelines, stock ownership includes fully-vested Common Stock and unvested RSUs. Unvested PSUs and vested but unexercised stock options are not included. Executives generally have five years from the date of their designation to achieve the targeted level of ownership.
As of December 31, 2021, Messrs. Fortson, Smith, and Woodcock have met their ownership guidelines, and Mses. Hall and Cozad are on track to achieve their target ownership levels in a timely manner.
Anti-Hedging
Ingevity’s insider trading policy prohibits members of our Board, officers, and other employees from trading in options, warrants, puts and calls, or similar instruments of Company securities or selling Company securities “short.” The policy also prohibits holding Company securities in margin accounts.
Recoupment Policy
We maintain a compensation recoupment (or “claw-back”) policy covering our NEOs. In the event of a material restatement of the Company’s financial statements filed with the SEC, the Company’s Board will review the facts and circumstances that led to the requirement for the restatement. In that review, the Board will consider whether any covered current or former executive received Incentive Compensation (as defined in the policy) that was awarded or paid based in whole or in part on the apparent achievement of financial results that were determined by reference to the originally filed financial information, but which financial results were not achieved under the Company’s restated results. The Board will further consider whether any such current or former executive engaged in Misconduct (as defined in the policy) that resulted in or substantially contributed to the material restatement.
If the Board determines that any covered executive engaged in Misconduct and received Incentive Compensation within the three-year period preceding the restatement that would not have been payable if the original financial information had reflected the restated results of operations, the Board has the power to direct that the Company recover all or a portion of the excess Incentive Compensation.
The Board may consider such factors as it shall determine relevant in determining the appropriate recoupment from a covered current or former executive and the means of recovery. The Board may seek recoupment from any of the following sources: future payments of incentive compensation, cancellation of outstanding equity awards, future equity awards, and direct repayment.
Equity Grant Practices
The LD&C Committee has adopted equity grant practices that set forth guidelines for the granting of equity based compensation, including, among others, approval of annual awards by the LD&C Committee at a regularly scheduled first quarter committee meeting, and no back-dating of awards.
54	INGEVITY - 2022 Proxy Statement

Risk Analysis
The LD&C Committee reviewed Ingevity’s executive and non-executive compensation programs to assess whether they encourage or create excessive risk-taking not in the best interest of the Company or its stockholders.
In conducting this assessment, the LD&C Committee reviewed various components and design features of all of the Company’s executive and non-executive plans and programs and analyzed them in the context of risk mitigation. A summary of the findings of the assessment was provided to the LD&C Committee, which concluded that Ingevity’s compensation arrangements are not constructed or administered in a way that is likely to create risks that could materially and adversely affect the Company.
Among the factors considered in the assessment and reviewed by the LD&C Committee were:
•	the balance of the Company’s overall program design, including the mix of cash and equity compensation;
•	the mix of fixed and variable compensation;
•	the balance of short-term and long-term objectives of our incentive compensation;
•	the performance metrics, performance targets, threshold performance requirements, and capped payouts related to our incentive compensation;
•	the Company’s share ownership guidelines, including share ownership levels, retention practices, and prohibitions on hedging and other derivative transactions related to Ingevity stock;
•	the LD&C Committee’s ability to exercise negative discretion to reduce the amount of the annual and long-term incentive awards;
•	the existence of a recoupment policy; and
•	internal controls and oversight structures in place at the Company.
Based on its review, the LD&C Committee’s deliberations and such other matters as the LD&C Committee deemed relevant, the LD&C Committee believes Ingevity’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate and consistent with the Company’s risk management practices and overall strategies.
Tax and Accounting Considerations
The LD&C Committee considers tax and accounting considerations in structuring our executive compensation program.
Section 162(m) of the Code (“Section 162(m)”) was amended by the Tax Cuts and Jobs Act of 2017 to significantly expand the disallowance of tax deductions to public companies for compensation over $1 million paid for any fiscal year to the Company’s covered employees (generally, the chief executive officer, chief financial officer, and three most highly compensated executive officers (other than the chief executive officer or chief financial officer)). As a result of the amendments to Section 162(m), except as otherwise provided in the transition relief provisions of the Tax Cuts and Jobs Act of 2017, compensation paid to any of our covered employees generally will not be deductible to the extent that it exceeds $1 million. However, the LD&C Committee believes that stockholder interests are best served if the LD&C Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Thus, the LD&C Committee reserves the ability to approve compensation that is not deductible for income tax purposes, where the LD&C Committee determines that such compensation is appropriate.
INGEVITY - 2022 Proxy Statement	55

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT
The LD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the LD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2021.
THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
Frederick J. Lynch, Chair
Jean S. Blackwell
Diane H. Gulyas
Daniel F. Sansone
56	INGEVITY - 2022 Proxy Statement

COMPENSATION TABLES AND OTHER MATTERS
Summary Compensation Table
The table below includes the total compensation of our NEOs for the fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Comp.(5) ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings(6) ($)	All Other Comp.(7) ($)	Total ($)
John C. Fortson President & Chief Executive Officer	2021	825,000		1,856,297	618,757	1,414,050		108,184	4,822,288
	2020	630,416		1,402,222	234,067	455,454		109,343	2,831,502
	2019	518,750		1,432,646	227,510	361,816		129,830	2,670,102
Mary Dean Hall EVP, Chief Financial Officer & Treasurer	2021	352,273		1,548,099	85,067	599,900		75,741	2,660,809
Stacy L. Cozad EVP, General Counsel & Secretary	2021	421,667	350,000	914,112	138,007	498,690		123,089	2,445,565
Michael P. Smith EVP & President, Performance Chemicals, Strategy & Business Development	2021	455,000		443,699	147,879	549,210		69,785	1,665,573
	2020	451,667		443,690	147,877	214,020		70,622	1,327,876
	2019	413,750		389,213	129,703	187,746		88,484	1,208,896
S. Edward Woodcock EVP & President, Performance Materials	2021	425,000		898,585	132,815	250,160		156,413	1,862,973
	2020	420,000		398,469	132,816	315,000	80,973	87,040	1,434,298
	2019	362,022		301,300	100,400	317,988	88,737	137,875	1,308,322
(1)
Amounts reported in this column represent salaries before contributions to the Company’s RSP and DCP. Mr. Fortson served as both CEO and CFO from January 1, 2021 to April 18, 2021. On April 19, 2021, Ms. Hall began serving as CFO. Ms. Cozad joined the Company on February 1, 2021.

(2)	Amount reported is a cash sign-on bonus Ms. Cozad received when she joined the Company.
(3)
2021 values represent the aggregate grant date fair value of the 2021 RSU and PSU awards computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the RSUs and PSUs are set forth in Note 11 to our audited consolidated financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022. For RSUs (including sign-on and special awards), the grant date fair value per share is equal to the closing price of Ingevity’s Common Stock on the NYSE on the grant date. For Ms. Hall, Ms. Cozad, and Mr. Woodcock, amounts include an additional sign-on or special award of RSUs that is more fully described under “Compensation Discussion & Analysis - Other Compensation and Benefits.” For PSUs, the grant date fair value is reported assuming the target level of performance is achieved. If the maximum level of performance was achieved with respect to the PSUs, the grant date fair value would be: Mr. Fortson - $2,475,017; Ms. Hall - $340,280; Ms. Cozad – $552,088; Mr. Smith $591,553; and Mr. Woodcock $531,383.

(4)
2021 values represent the aggregate grant date fair market value of 2021 Options computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022.

(5)
2021 values represent cash payments made to NEOs under the STIP. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2021 Awards” for additional information regarding the plan design, 2021 actual performance, and payouts authorized under the STIP.

(6)
For Mr. Woodcock, no amount is shown in this column for 2021 as the present value of Mr. Woodcock’s benefits under the Retirement Restoration Plan decreased during the 12-months ended December 31, 2021. The present value of accumulated benefits is based on benefits payable at age 65 using a discount rate of 2.65% and mortality based on the “Pri-2012 Private Retirement Plans White Collar Male and Female (MP2021), no preretirement mortality” table. While these amounts appear as a lump sum, the normal form of payment is an annuity. These amounts are “pension accounting values” and were not realized by Mr. Woodcock during 2021. For more information, see ”Pension Benefits Table - 2021.” No above market or preferential earnings are provided to any NEO on non-qualified deferred compensation.

INGEVITY - 2022 Proxy Statement	57

(7)	Amounts shown in the “All Other Compensation” column for 2021 are derived as follows:
	John C. Fortson ($)	Mary Dean Hall ($)	Stacy L. Cozad ($)	Michael P. Smith ($)	S. Edward Woodcock ($)
Financial Planning/Counseling(a)	15,814	8,622	9,878	15,820	15,820
RSP Contributions(b)	26,100	14,963	26,100	24,851	26,100
DCP Contributions(c)	61,875	1,868	3,950	25,818	111,409
Life Insurance Premiums	2,183	992	80	1,204	1,125
Executive Long-Term Disability(d)	2,212	1,659	1,943	2,092	1,959
Relocation Expenses(e)		33,263	58,130
Relocation Gross-up(f)		14,104	23,008
Total Other Compensation	108,184	75,741	123,089	69,785	156,413
(a)	Company provided financial planning including service fees and travel expenses.
(b)	Annual matching and non-contributory contributions by the Company to the RSP.
(c)	Annual matching and non-contributory contributions by the Company to the DCP.
(d)	Annual long-term disability premium paid by the Company.
(e)	Relocation expenses paid by the Company.
(f)	Tax gross-up to cover taxes associated with relocation expenses paid by the Company.
58	INGEVITY - 2022 Proxy Statement

Grants of Plan-Based Awards in 2021
The following table reports plan-based awards granted to the NEOs during fiscal 2021. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Compensation Design; Pay Elements.”
Name	LD&C Committee Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise Or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Fortson
STIP			206,250	825,000	1,650,000
PSUs	02/18/2021	02/26/2021				4,453	17,811	35,622				1,237,508
RSUs	02/18/2021	02/26/2021							8,906			618,789
Options	02/18/2021	02/26/2021								19,306	69.48	618,757
Mary Dean Hall
STIP			87,500	350,000	700,000
PSUs	02/18/2021	04/19/2021				581	2,324	4,648				170,140
RSUs	02/18/2021	04/19/2021							1,162			85,070
Options	02/18/2021	04/19/2021								2,519	73.21	85,067
Hall Sign-On RSUs	02/18/2021	04/19/2021							17,660			1,292,889
Stacy L. Cozad
STIP			63,250	253,000	506,000
PSUs	02/18/2021	02/26/2021				993	3,973	7,946				276,044
RSUs	02/18/2021	02/26/2021							1,987			138,057
Options	02/18/2021	02/26/2021								4,306	69.48	138,007
Cozad Sign-On RSUs	01/01/2021	02/01/2021							7,256			500,011
Michael P. Smith
STIP			73,938	295,750	591,500
PSUs	02/18/2021	02/26/2021				1,064	4,257	8,514				295,776
RSUs	02/18/2021	02/26/2021							2,129			147,923
Options	02/18/2021	02/26/2021								4,614	69.48	147,879
S. Edward Woodcock
STIP			63,750	255,000	510,000
PSUs	02/18/2021	02/26/2021				956	3,824	7,648				265,692
RSUs	02/18/2021	02/26/2021							1,912			132,846
Options	02/18/2021	02/26/2021								4,144	69.48	132,815
Woodcock Special RSUs	02/18/2021	02/26/2021							7,197			500,048
(1)
Columns reflect threshold, target, and maximum amounts potentially payable under the STIP if certain performance criteria are satisfied during the 2021 fiscal year, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Short-Term Incentive Plan and 2021 Awards” for additional detail regarding the performance targets and amounts that were actually earned for 2021 performance. Ms. Cozad’s 2021 STIP award was prorated based on her start date. Ms. Hall’s 2021 STIP award was not prorated based on her start date.

(2)
Columns reflect threshold, target, and maximum number of shares that may be earned for 2021 PSUs awarded under the LTIP if certain performance goals are satisfied as of December 31, 2023, subject to continued employment with the Company. See “Compensation Discussion and Analysis – Long-Term Incentive Plan and 2021 Awards” regarding the performance targets and amounts that may be earned.

(3)
RSU awards to our executives generally vest ratably in one-third increments over a three-year period from the grant date. Mr. Woodcock received a special RSU award and Mses. Hall and Cozad received sign-on awards that are further described in “Compensation Discussion & Analysis - Other Compensation and Benefits.” The Hall Sign-On RSUs vest 50% on the first anniversary of the grant date, and 25% with respect to each of the second and third anniversaries of the grant date. The Cozad Sign-On RSUs vest ratably over a three-year period. The Woodcock Special RSUs vest in full on February 26, 2024, the third anniversary of the grant date.

(4)	Options vest ratably over three years on the anniversary date of the grant, subject to continued employment with the Company.
(5)	Represents the closing price of the Common Stock of the Company on the grant date of the Option.
(6)	Represents the grant date fair value of equity awards (PSUs, RSUs, and Options) computed in accordance with FASB ASC Topic 718. The value of the PSUs is calculated at target.
INGEVITY - 2022 Proxy Statement	59

Outstanding Equity Awards at 2021 Fiscal Year End
The table below shows the equity awards that have been awarded by the Company to our NEOs and which remained outstanding as of December 31, 2021. Market and payout values are based on $71.70, the closing price of the Company’s Common Stock on December 31, 2021.
		Option Awards(1)					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that Have Not Vested ($) (j)
John C. Fortson
	05/27/2016	27,115			27.90	05/27/2026
	02/27/2017	10,357			53.11	02/27/2027
	02/28/2018	8,661			74.91	02/28/2028
	02/28/2019						6,510	466,767
	02/28/2019	3,861	1,931		115.22	02/28/2029	658	47,179
	02/28/2020	4,917	9,832		45.04	02/28/2030	3,464	248,369	10,394	745,250
	09/01/2020								12,270	879,759
	02/26/2021		19,306		69.48	02/26/2031	8,906	638,560	17,811	1,277,049
Mary Dean Hall
	04/19/2021		2,519		73.21	04/19/2031	1,162	83,315	2,324	166,631
	04/19/2021						17,660	1,266,222
Stacy L. Cozad
	02/26/2021		4,306		69.48	02/26/2031	1,987	142,468	3,973	284,864
	02/01/2021						7,256	520,255
Michael P. Smith
	02/28/2018	4,313			74.91	02/28/2028
	02/28/2019	2,201	1,101		115.22	02/28/2029	375	26,888
	02/28/2020	3,106	6,212		45.04	02/28/2030	2,189	156,951	6,567	470,854
	02/26/2021		4,614		69.48	02/26/2031	2,129	152,649	4,257	305,227
S. Edward Woodcock
	02/27/2017	2,897			53.11	02/27/2027
	02/28/2018	3,235			74.91	02/28/2028
	02/28/2019	1,704	852		115.22	02/28/2029	291	20,865
	02/28/2020	2,790	5,579		45.04	02/28/2030	1,966	140,962	5,898	422,887
	02/26/2021						7,197	516,025
	02/26/2021		4,144		69.48	02/26/2031	1,912	137,090	3,824	274,181
(1)	Options granted since 2019 vest ratably in one-third increments over a three-year period from the grant date. Options granted prior to 2019 vested in full on the third anniversary of the grant date.
(2)
The RSU awards reported in column (g) generally vest ratably in one-third increments over a three-year period tied to the grant date. However, the following RSU awards have alternative vesting schedules: (i) Mr. Fortson received a special award of 6,510 RSUs on February 28, 2019 that will fully vest on February 28, 2023; (ii) Ms. Hall received a sign-on award of 17,660 RSUs of which 50% will vest on April 19, 2022, 25% will vest on April 19, 2023, and 25% will vest on April 19, 2024; and (iii) Mr. Woodcock received a special RSU award that vests on February 26, 2024.

(3)
Column (i) includes PSU awards granted on February 28, 2020, which will vest as determined by the LD&C Committee based on the Company’s attainment of pre-established financial metrics relating to Period-End ROIC and Cumulative EPS for the performance period beginning January 1, 2020 through December 31, 2022, and PSU awards granted on February 26, 2021, which will vest as determined by the LD&C Committee based on the Company’s attainment of pre-established financial metrics relating to Average ROIC and Cumulative EPS for the performance period beginning January 1, 2021 through December 31, 2023. With respect to Mr. Fortson, Column (i) also includes a special PSU award granted on September 1, 2020, which will vest as determined by the LD&C Committee based on the Company’s attainment of pre-established financial metrics

60	INGEVITY - 2022 Proxy Statement

relating to Period-End ROIC and Cumulative EPS for the performance period beginning January 1, 2020 through December 31, 2022. The number of PSU shares for the awards granted in 2020 and 2021 shown at target based on interim performance through the end of fiscal 2021. The LD&C Committee met on February 17, 2022 to (among other things) review the Company’s performance with respect to PSU awards granted on February 28, 2019, and determined that performance did not meet threshold goals and, therefore, the awards were forfeited and are not included in this table. Cumulative EPS, Period-End ROIC and Average ROIC are all non-GAAP financial measures. Please see Appendix A for definitions and reconciliations of these non-GAAP financial measures, as applicable.
Option Exercises and Stock Vested During Fiscal 2021
This table shows the stock options that were exercised by, and the RSUs that vested for, each of our NEOs during 2021. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of shares of Common Stock on the exercise date.
			Option Awards			Stock Awards
Name	Award	Grant Date	Exercise or Vest Date, As Applicable	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized Upon Vesting(3) ($)
John C. Fortson
	PSU	02/28/2018	02/18/2021			7,256	501,970
	RSU	02/28/2018	02/28/2021			983	68,166
	RSU	02/28/2019	02/28/2021			658	45,629
	RSU	02/28/2020	02/28/2021			1,733	120,175
Michael P. Smith
	PSU	02/28/2018	02/18/2021			3,613	249,947
	RSU	02/28/2018	02/28/2021			489	33,910
	RSU	02/28/2018	02/28/2018			3,338	231,474
	RSU	02/28/2019	02/28/2021			375	26,004
	RSU	02/28/2020	02/28/2021			1,095	75,933
	Option	06/20/2016	11/08/2021	4,257	198,504
	Option	02/27/2017	11/08/2021	3,621	100,302
S. Edward Woodcock
	PSU	02/28/2018	02/18/2021			2,710	187,478
	RSU	02/28/2018	02/28/2021			367	25,450
	RSU	02/28/2019	02/28/2021			290	20,110
	RSU	02/28/2020	02/28/2021			983	68,166
	Option	05/27/2016	05/07/2021	5,178	299,547
(1)
The value realized on exercise of an Option equals the number of shares for which the Option was exercised multiplied by the excess of the closing market price of our Common Stock on the exercise date over the exercise price per share.

(2)	Amounts reflect the number of shares relating to RSUs that vested on the applicable vesting date prior to withholding of any shares to satisfy taxes for each of the NEOs affected.
(3)
Column represents the value of the awards using the closing price of Common Stock on the date of settlement (or vesting, as applicable). For the awards vesting on February 28, 2021, the closing price of Common Stock on March 2, 2021 was used for valuation.

INGEVITY - 2022 Proxy Statement	61

Pension Benefits Table – 2021
The following table provides information with respect to the Company’s non-qualified defined benefit plan (which we refer to as the “Retirement Restoration Plan”). The Company maintains the Retirement Restoration Plan, a non-qualified plan that mirrors benefits provided under a qualified defined benefit pension plan sponsored and maintained by our former parent, WestRock (the “WestRock Pension Plan”). The Retirement Restoration Plan was adopted by the Company to honor obligations under the Employee Matters Agreement between the Company and WestRock to pay certain assumed historic liabilities transferred as a result of the separation of WestRock and the Company.
Mr. Woodcock is the only NEO who has a benefit under the Retirement Restoration Plan. None of our other NEOs currently accrues a benefit under this plan with respect to service with the Company.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
S. Edward Woodcock	Retirement Restoration Plan	27.83	461,641	—
(1)
The accumulated benefits included in this column were computed through December 31, 2021, using the assumptions stated in Note 14 to the Company’s audited consolidated financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022.

Understanding our Pension Benefits Table
The WestRock Pension Plan (now frozen) provides an unreduced benefit payable at age 65 (or 62, if the employee has 20 years of service). The retirement benefit payable is equal to 1.6% of final average earnings (or pay) times years of benefit service (up to a maximum of 40 years), minus an employee’s primary social security benefit multiplied by 1.25% times years of benefit service (up to a maximum of 40 years of service). The formula is illustrated below:
[1.6% x Years of Benefit x Final Average Pay] Service (up to 40)
Less
[1.25% x Years of Benefit x Primary Social Security Benefit] Service (up to 40)
The Retirement Restoration Plan mirrors benefits provided under the WestRock Pension Plan following the same formula but recognizing compensation in excess of Code limits. Mr. Woodcock, while a participant in this plan, no longer accrues any benefit under this plan. Benefits are payable in annuity form only, and a lump sum is not available. The underlying plan, the WestRock Pension Plan, to which our Retirement Restoration Plan relates, was frozen on December 31, 2015. Accordingly, the values above represent a historic liability accrued under the WestRock Pension Plan with respect to service performed for WestRock, not Ingevity.
62	INGEVITY - 2022 Proxy Statement

Non-Qualified Deferred Compensation at 2021 Fiscal Year End
The Company maintains a non-qualified deferred compensation plan that permits executives to defer up to 80% of their base salary and 100% of their short-term incentive compensation. The plan also operates as an excess benefit plan enabling employees to defer salary, Company matching, and other non-contributing contributions in excess of Code limits that apply to the RSP. The DCP provides for a Company match of up to 6% and an additional 3% automatic non-contributory Company contribution.
There is no guaranteed investment return with respect to any of these funds. The funds mirror those options available to all employees who participate in the Company’s broad-based qualified RSP including two additional funds. The Company adopted the use of a Rabbi Trust, which is funded through the purchase of Company-Owned Life Insurance.
The table below includes information on each of our NEO’s non-qualified deferred compensation plan accounts for 2021.
	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
John C. Fortson	41,250	61,875	102,901		932,769
Mary Dean Hall		1,868	9		1,877
Stacy L. Cozad		3,950	68		4,018
Michael P. Smith	240,816	25,820	224,309		1,948,811
S. Edward Woodcock	236,639	111,409	186,516		1,817,215
(1)
Amount for Mr. Fortson represents contributions Mr. Fortson made during 2021 and is reported as 2021 compensation under “Salary” in the Summary Compensation Table. Amounts for Messrs. Smith and Woodcock represent contributions made by Messrs. Smith and Woodcock, respectively, during 2021 and are reported partially as 2021 compensation under “Salary” in the Summary Compensation Table and partially as 2020 compensation under “Non-Equity Incentive Compensation” in the Summary Compensation Table in the 2020 proxy statement.

(2)
Amounts represent Company contributions during 2021 that exceeded the qualified plan contribution and compensation limits applicable to matching, nonelective, and transition contributions that would otherwise have been made to the RSP, but for the limits applicable to the RSP. These amounts are reported as “All Other Compensation” in the Summary Compensation Table. Mr. Woodcock’s amount includes a contribution of $72,597 that was made in 2021 but related to 2020 and an administrative adjustment made to his account in the amount of ($1,689).

(3)
Represents the balance of each participating NEO's account under the DCP as of December 31, 2021. For each NEO, the portion of the aggregate balance at 2021 fiscal year end that was reported in the Summary Compensation Table for prior fiscal years is as follows: Mr. Fortson $726,743; Mr. Smith $1,457,866, and Mr. Woodcock $1,282,651 (Mr. Woodcock’s reported 2021 balance did not include the impact of his transition contribution or the administrative adjustment described in footnote (2)).

INGEVITY - 2022 Proxy Statement	63

Potential Payments Upon Certain Termination Events or a Change of Control
Please refer to “Compensation Discussion & Analysis – Other Compensation and Benefits – Severance Arrangements” for a discussion of the benefits payable to our NEOs upon certain termination events and the definition of certain capitalized terms below.
The table below shows the benefits that would be payable to each of our NEOs if he or she had experienced the termination or change of control events indicated below on December 31, 2021. The table below does not include amounts under the RSP or DCP, accrued but unused vacation, disability benefits, or other benefits payable to the Company's full-time U.S. employees. Actual amounts to be received on a termination event will vary based upon the closing price of the Company’s Common Stock on the date of termination, applicable proration requirements, and performance achievement for certain incentive awards. Further, the amounts below do not give any impact to the payment timing or other requirements under Section 409A of the Code, as amended. Other than as described below, no NEOs would receive any payments in the event they were terminated for “cause” or left voluntarily.
	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
John C. Fortson
Cash Severance(2)	3,300,000			4,950,000
Target STIP(3)	825,000			825,000
Options(4), (5)	160,185		304,980	304,980	304,980
RSUs(4), (5)	621,448		621,448	1,400,875	1,400,875
PSUs(4), (5)	846,434		846,434	2,902,058	1,201,170
Health Benefits(6)	39,666			59,499
Outplacement Services(7)	40,000			40,000
Total Compensation	5,832,733		1,772,863	10,482,412	2,907,025
Mary Dean Hall
Cash Severance(2)	850,000			1,700,000
Target STIP(3)	350,000			350,000
Options(4), (5)
RSUs(4), (5)				1,349,537	1,349,537
PSUs(4), (5)				166,631	46,286
Health Benefits(6)	8,884			17,768
Outplacement Services(7)	40,000			40,000
Total Compensation	1,248,884			3,623,936	1,395,824
Stacy L. Cozad
Cash Severance(2)	713,000			1,426,000
Target STIP(3)	253,000			253,000
Options(4), (5)			9,559	9,559	9,559
RSUs(4), (5)				662,723	662,723
PSUs(4), (5)				284,864	63,303
Health Benefits(6)	18,228			36,456
Outplacement Services(7)	40,000			40,000	40,000
Total Compensation	1,024,228		9,559	2,712,603	775,586
Michael P. Smith(8)
Cash Severance(2)	750,750			1,501,500
Target STIP(3)	295,750			295,750
Options(4), (5)	101,207		175,855	175,855	175,855
RSUs(4), (5)	121,308		121,308	336,488	336,488
PSUs(4), (5)	287,744		287,744	776,081	372,529
Health Benefits(6)	12,647			25,294
Outplacement Services(7)	40,000			40,000
Total Compensation	1,609,407		584,907	3,150,968	884,872
64	INGEVITY - 2022 Proxy Statement

	Involuntary Termination by Company other than for Cause (or Poor Performance) and Absent a Change of Control ($)	Voluntary Termination by Executive; Termination Due to Retirement (Absent Cause or Poor Performance) ($)	Termination Due to Death or Disability ($)	Change of Control with Qualified Termination (Assuming Replacement Awards Issued)(1) ($)	Change of Control with No Replacement Awards Issued(1) ($)
S. Edward Woodcock(9)
Cash Severance(2)	680,000			1,360,000
Target STIP(3)	255,000			255,000
Options(4), (5)	157,936	157,936	157,936	157,936	157,936
RSUs(4), (5)	105,849	105,849	105,849	814,942	814,942
PSUs(4), (5)	258,431	258,431	258,431	697,067	334,592
Health Benefits(6)	19,885			39,770
Outplacement Services(7)	40,000			40,000
Total Compensation	1,517,101	522,216	522,216	3,364,715	1,307,470
(1)
Under the “change of control with qualified termination (assuming replacement awards issued)” column, reflects payout upon a change of control and either a termination by the Company, other than for Cause, or a termination by the executive for Good Reason, in each case within the two year period following such change of control, under the terms of the Severance and Change of Control agreements and Omnibus Plan. Under the “change of control with no replacement awards issued” column, reflects payout upon a change of control with no replacement awards under the terms of the Omnibus Plan on December 31, 2021.

(2)
With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of two times the sum of the executive’s base salary and target STIP for Mr. Fortson, and one times the sum of the executive’s base salary and target STIP for all other NEOs. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, in each case within the two year period following a change of control, the Severance and Change of Control agreements provide for the payment of cash severance in the amount of three times the sum of the executive’s base salary and target STIP for Mr. Fortson, and two times the sum of the executive’s base salary and target STIP for all Other NEOs. For purposes of this row and due to language contained in their respective offer letters with the Company, Ms. Hall’s target annual incentive is not prorated based on her start date while Ms. Cozad’s target annual incentive is prorated based on her start date with the Company.

(3)
Represents the value of STIP (assuming target performance levels) payable upon termination under the Severance and Change of Control agreements. Actual payout for 2021 was at 171.4% of target for Mr. Fortson, 171.4% of target for Ms. Hall, 197.1% of target for Ms. Cozad, 185.7% of target for Mr. Smith, and 98.1% of target for Mr. Woodcock. Because this table depicts a termination on December 31, 2021, the amounts are not prorated. In the event an NEO departed the Company prior to the last day of the year, the amounts would be prorated. For purposes of this table and due to language contained in their respective offer letters with the Company, Ms. Hall’s Target STIP is not prorated based on her start date while Ms. Cozad’s Target STIP is prorated based on her start date with the Company.

(4)
The treatment of Options, RSUs, and PSUs on the termination events is set forth under “Compensation Discussion and Analysis – Other Compensation and Benefits – Severance Arrangements – Equity Awards – Omnibus Plan.”

(5)
RSU amounts shown are the sum of the amount of the award vesting multiplied by a stock price of $71.70, which was the closing price of the Company’s Common Stock on December 31, 2021, the depicted termination date. PSU amounts shown are the sum of the amount of the award vesting multiplied by $71.70, which was the closing price of the Company’s Common Stock on December 31, 2021, the depicted termination date, multiplied by the expected performance outcome, which is target performance for PSU awards granted on February 28, 2020, September 1, 2020, February 26, 2021, and April 19, 2021. No amounts are shown for the PSUs granted on February 28, 2019 as such awards were certified to fall below threshold performance and were, therefore, forfeited. Option amounts shown are the sum of the amount of the award vesting multiplied by the per-option intrinsic value (the closing price of the Company’s Common Stock on December 31, 2021, $71.70, less the applicable exercise price). No amount is included for any options that have an exercise price that exceeds the Company’s closing stock price on December 31, 2021.

(6)
With respect to an involuntary termination of employment by the Company, other than for Cause, absent a change of control, the Severance and Change of Control agreements provide for the payment of the cost of two years of health coverage for Mr. Fortson, and one year of health coverage for all other NEOs. With respect to an involuntary termination of employment by the Company, other than for Cause, or a Good Reason termination by the executive, within the two year period following a change of control, the Severance and Change of Control agreements provide for the payment of the cost of three years of health coverage for Mr. Fortson, and two years of health coverage for all other NEOs.

(7)
This represents the value of twelve months of outplacement services ($25,000), a benefit that is also provided for under the terms of the Severance and Change of Control agreements, as well as one year of financial counseling ($15,000).

(8)
Mr. Smith retired from the Company effective March 1, 2022, and entered into a Consulting Agreement with the Company effective on such date. As Mr. Smith was still serving as a NEO on December 31, 2021 (and through February 28. 2022), we have presented the information in the table above including all potential termination scenarios. The terms of Mr. Smith’s Consulting Agreement are described in the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2022.

(9)
Both Mr. Woodcock and Ms. Hall are currently (as of March 11, 2022) entitled to benefits upon Retirement. However, Mr. Woodcock is the only NEO entitled to benefits upon Retirement assuming a December 31, 2021 termination date.

INGEVITY - 2022 Proxy Statement	65

CEO Pay Ratio Disclosure
For 2021, the annual total compensation of the Company’s median employee was $79,249 using the same methodology as required by the SEC for NEOs in the Summary Compensation Table. Mr. Fortson’s 2021 annual total compensation in the Summary Compensation Table was $4,822,288. The ratio of Mr. Fortson’s compensation and the median employee’s compensation for 2021 was 61:1.
As of December 31, 2021, our total employee population (excluding the CEO) consisted of 1,401 employees in the U.S. and 482 employees in non-U.S. jurisdictions. Pursuant to the SEC’s pay ratio rules, we excluded 10 employees located in India and 12 employees located in Brazil under the de minimis exemption and included 10 contractors. After applying these rules, the employee population used for purposes of identifying the median employee consisted of 1,861 employees, of which 1,401 were in the U.S. and 460 were in non-U.S. jurisdictions.
To identify the median compensated employee, we used total compensation, determined in the same manner as the “Total” column shown for our CEO in the “Summary Compensation Table.” Pay elements included in the annual total compensation for each employee are:
•	Base salary received in 2021 annualized for those permanent employees hired mid-year during 2021;
•	Annual incentive paid or actual bonus paid for 2021;
•	Overtime and allowances, as applicable, for fiscal 2021;
•	Grant fair value of Options, PSUs, and RSUs granted in 2021;
•	Company contributions under the RSP in 2021;
•	Company contributions under the DCP in 2021; and
•	Company paid life insurance premiums in 2021.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, the applicable SEC regulation, based on our payroll and employment records and the methodology described above.
Given the varying methodologies used to determine pay ratio estimates, the Company’s pay ratio reported above should not be used as a basis for comparison between companies.

66	INGEVITY - 2022 Proxy Statement

OWNERSHIP OF EQUITY SECURITIES
Principal Stock Owners
The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of February 28, 2022, of more than 5% of our outstanding Common Stock.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage of our Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	4,335,300	11.0%	4,265,067		4,335,300
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,828,597	9.75%		75,103	3,718,748	109,849
(1)	Information provided is based solely on an amendment to Schedule 13G filed on January 27, 2022.
(2)	Information provided is based solely on an amendment to Schedule 13G filed on February 10, 2022.
Executive Officers and Directors
The following table shows how much of our Common Stock our current directors, named executive officers (“NEOs”), and all executive officers and directors as a group beneficially owned as of March 3, 2022. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares of Common Stock a director or officer can vote or transfer and any security the director or officer has the right to vote or transfer within 60 days. Except as described further below, each stockholder listed in the table has sole voting and investment power for all shares of Common Stock shown as beneficially owned by him or her. Individual directors and executive officers as well as directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding as of March 3, 2022.
Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Stock Vesting within 60 Days	Options Exercisable within 60 Days	Total Common Stock Beneficially Owned(1)	Vested but Unsettled DSUs (including vesting within 60 days) (“Vested DSUs”)(2)	Total Common Stock Beneficially Owned Plus Vested DSUs(1)
Independent Directors
Jean S. Blackwell	12,475	1,440		13,915		13,915
Luis Fernandez-Moreno	14,525	1,440		15,965		15,965
J. Michael Fitzpatrick	9,475	1,440		10,915		10,915
Diane H. Gulyas	4,747	1,440		6,187		6,187
Frederick J. Lynch	14,475	1,440		15,915		15,915
Karen G. Narwold	2,695			2,695	2,793	5,488
Daniel F. Sansone	6,827	1,440		8,267	4,995	13,262
Executive Officers
John C. Fortson	53,972		68,194	122,166		122,166
Mary Dean Hall		9,218	840	10,058		10,058
Stacy L. Cozad	2,036		1,436	3,472		3,472
Michael P. Smith	19,265		15,365	34,630		34,630
S. Edward Woodcock	14,760		15,649	30,409		30,409
Directors and Officers as a group (14 persons)	155,750	17,878	103,579	277,187	7,788	284,975
(1)	Includes shares of Common Stock held directly and indirectly.
(2)	For information on DSU vesting, voting rights, and payment, please see “Director Compensation,” above.
INGEVITY - 2022 Proxy Statement	67

Delinquent Section 16(a) Reports
To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and the reporting persons’ written representations that no additional reports were required, the Company believes that, during 2021, all persons required to report complied with the Section 16(a) requirements, with the exception of the following:
•
With respect to Messrs. Fortson, Woodcock, Smith, and Phillip J. Platt, the Company’s Chief Accounting Officer, reports regarding the vesting and related tax disposition of performance stock unit awards awarded in 2018 and vesting on February 18, 2021, were not timely filed within two business days of the vesting date. Instead, the reports were filed on March 3, 2021. The late filings were due to an administrative error.

•
With respect to Mr. Platt, the Company discovered that a grant awarded on September 3, 2019 was not reported due to an administrative error. A Form 5 disclosing the grant was filed on February 11, 2022.

68	INGEVITY - 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY SOLICITATION, AND VOTING INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2022 (the “Annual Meeting”): Our proxy statement for the Annual Meeting (the “Proxy Statement”) and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“Annual Report”) are available at www.proxyvote.com.
Why did I receive these materials?
You received these materials (the “Proxy Materials”) because you owned shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”) as of the close of business on February 28, 2022 (the “Record Date”) and are, therefore, entitled to vote at the Annual Meeting.
Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed Proxy Materials?
Most of our stockholders received a Notice Regarding the Availability of Proxy Materials (the “Notice”) instead of a full set of printed Proxy Materials. The Notice provides access to our Proxy Materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to stockholders. On or around March 11, 2022, we began mailing the Notice to holders of our Common Stock as of the Record Date and posted our Proxy Materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our Proxy Materials on the website or may request to receive a printed set of our Proxy Materials. The Notice and website provide information regarding how you may request to receive Proxy Materials in printed form by mail or electronically by email for this Annual Meeting and on an ongoing basis.
What is included in the Proxy Materials?
The Proxy Materials include the Notice of the Annual Meeting, the Proxy Statement, and our Annual Report. These materials provide you with important information about the Company, the Annual Meeting, and the proposals to be voted on at the Annual Meeting.
What is a proxy and a proxy statement?
A proxy is your legal designation of another person to vote the shares of Common Stock you own as of the Record Date in the manner you direct. The person you designate to vote your shares of Common Stock is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Stacy L. Cozad, our Executive Vice President, General Counsel, and Secretary, and Ryan C. Fisher, our Vice President and Deputy General Counsel, to serve as proxies for the Annual Meeting. The proxies also may be voted at any adjournments or postponements of the meeting. The Board is soliciting proxies for use at the Annual Meeting. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.
What is the difference between a stockholder of record and a beneficial owner?
If your shares of Common Stock are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” We therefore sent the Notice or Proxy Materials directly to you.
If your shares of Common Stock are held for you in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner” of your shares and the broker or bank is considered to be the stockholder of record.
If you are a beneficial owner, the Notice or Proxy Materials have been forwarded to you by the broker or bank that holds your shares of Common Stock, and, as the beneficial owner, you have the right to direct your broker or bank on how to vote your shares by using the voting instruction form provided to you by your broker or bank.
INGEVITY - 2022 Proxy Statement	69

How do I vote?
Your voting method depends on whether you are a stockholder of record or a beneficial owner.
Stockholder of Record. If you are a stockholder of record, you may vote using one of the following methods:

Before the Annual Meeting, vote online at www.proxyvote.com	Call 1-800-690-6903	Scan the QR code above or on your proxy card or Notice	If you received a printed version of these proxy materials, you may vote by mail	Vote online during the meeting at www.virtualshareholder meeting.com/NGVT2022 by entering your 16-digit control number and following the site instructions
Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares ahead of time.
Beneficial Owner. If you are a beneficial owner, you may vote by following the instructions on the voting instruction form or notice provided to you by the bank or broker that holds your shares.
May I revoke my proxy and change my vote?
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by doing one of the following:
•	Voting again by telephone or via the Internet prior to 11:59 p.m., Eastern Time, on April 26, 2022;
•	Giving written notice to the Corporate Secretary of the Company;
•	Delivering a later-dated proxy to the Company; or
•	Voting during the Annual Meeting by following the instructions available on the meeting website,
www.virtualshareholdermeeting.com/NGVT2022.
If you are a beneficial owner, please check your voting instruction form or contact the bank or broker that holds your shares for instructions on how to revoke or change your voting instruction.
Who is entitled to vote at the Annual Meeting?
All Ingevity stockholders who owned Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting.
How many votes are entitled to be cast at the Annual Meeting?
Each Ingevity stockholder is entitled to one vote for each share of Common Stock owned as of the Record Date. There were 39,000,700 shares of Common Stock outstanding on the Record Date. There is no cumulative voting.
When and where is the Annual Meeting, and may I attend?
In light of the ongoing COVID-19 pandemic and after careful consideration, the Board has determined to hold the Annual Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting will begin promptly at 9:30 a.m., Eastern Time, and we encourage stockholders to access the meeting prior to the start time. Technical assistance will be available on the day of the Annual Meeting. If you experience difficulties joining the Annual Meeting, please call 844-986-0822 in the U.S., or 303-562-9302 for International assistance.
70	INGEVITY - 2022 Proxy Statement

How may I ask a question during the Annual Meeting?
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate in the Annual Meeting as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares of Common Stock electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NGVT2022 and entering the 16-digit control number included on your Notice, proxy card, or voting instruction form.
We will try to answer as many stockholder-submitted questions as time permits, and in the event we receive more questions than we can answer during our allotted period of time, we will answer them in the order received. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business, or that do not comply with the Annual Meeting rules of conduct. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. To the extent you have a question that was not answered during the Annual Meeting, please contact our Investor Relations team at investors@ingevity.com.
How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a majority of the shares of Common Stock outstanding as of the Record Date must be present at the meeting (including by proxy). This is referred to as a quorum. If a share is represented for any matter at the Annual Meeting, it is deemed to be present for quorum purposes. Abstentions and shares of Common Stock held of record by a bank or broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present at the Annual Meeting. However, broker non-votes will not be included in determining whether a quorum is present at such meeting.
What proposals will be voted on at the Annual Meeting?
The following proposals will be voted on at the Annual Meeting, along with any other business properly presented:
•	Proposal No. 1 — Election of the eight director nominees named in the Proxy Statement.
•	Proposal No. 2 — Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
•	Proposal No. 3 — Approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers (Say-on-Pay).
•	Such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
The Board recommends that you vote “FOR” each of the eight director nominees named in Proposal 1 of the Proxy Statement and “FOR” Proposals 2 and 3.
How many votes are needed to approve each proposal?
Proposal No. 1: To be elected as a director, each nominee will need to receive a majority of the votes cast, which means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the director nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
Proposal No. 2: An affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2022. Abstentions will have the same effect as voting against this proposal because they are considered present and entitled to vote on this proposal. No broker non-votes are expected for this proposal since, due to its routine nature, brokers may vote in their discretion.
Proposal No. 3: An affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory (non-binding) basis, the compensation paid to Ingevity’s named executive officers. Abstentions will have the same effect as voting against this proposal because they are considered present and entitled to vote on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
INGEVITY - 2022 Proxy Statement	71

What is discretionary voting by brokers and what is a broker non-vote?
If you are a beneficial owner and hold shares through an account with a bank or broker, your shares may be voted on certain matters even if you do not provide voting instructions. Brokerage firms have the discretionary authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on “routine” matters. The ratification of the appointment of PwC (Proposal 2) is considered a routine matter. The election of directors (Proposal 1) and the advisory approval of the Say-on-Pay proposal (Proposal 3) are not considered routine. When a matter is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote.
What if I do not specify a choice for a matter when returning a proxy?
Proxies signed and returned by stockholders of record that do not contain voting instructions will be voted:
•	“FOR” the election of each of the eight director nominees named in the Proxy Statement;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022;
•	“FOR” the approval of the advisory Say-on-Pay proposal; and
•	in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Will there be any other matters of business addressed at the Annual Meeting?
As of the date of this Proxy Statement, we are not aware of any other matter that will be properly brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.
Who bears the expenses of solicitation?
We will bear the cost of solicitation of proxies by the Board in connection with the Annual Meeting. We will reimburse brokers, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Common Stock held in their names. Proxies may be solicited by mail, in person, by telephone, facsimile, or other means of communication by our officers and other employees. These people will receive no additional compensation for these services but will be reimbursed for any expenses incurred by them in connection with these services. In addition, Ingevity’s officers, directors, and employees may solicit proxies but will receive no additional or special compensation for such work.
What is Ingevity’s principal executive office address?
The address of Ingevity’s principal executive office is: 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405.
What is “householding” and how does it affect me?
“Householding” refers to a procedure allowed by the SEC to reduce the number of copies of the Notice or Proxy Materials mailed to holders of our Common Stock residing at the same address. Under this procedure, we will deliver one Notice or one set of printed Proxy Materials to beneficial holders of our Common Stock residing at the same address, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. Likewise, we will deliver one Notice or one set of printed Proxy Materials to record holders of our Common Stock residing at the same address, unless we receive instructions from such stockholders to the contrary. If you reside at the same address as other stockholders of record and would like to receive a separate Notice or set of Proxy Materials, please contact us at 1-844-643-8489 (1-84-INGEVITY) or at Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary, and we will promptly deliver a separate set to you. If you and other stockholders of record residing at the same address received multiple Notices or sets of the Proxy Materials and would like to receive a single Notice or set in the future, please contact us as described above. Beneficial holders with questions about combined mailings should contact the bank or broker holding their shares.
72	INGEVITY - 2022 Proxy Statement

What if a director is not elected?
Any director who is not elected at the Annual Meeting shall offer to tender his or her resignation to the Chair of the Board and the Governance and Sustainability Committee. The Governance and Sustainability Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board will act on the tendered resignation within 90 days following the stockholders’ meeting at which the election occurred. The Governance and Sustainability Committee, in making its recommendation, and the Board, in making its decision, may consider all the information, factors, and alternatives it considers appropriate. Any director who offers his or her resignation pursuant to this provision may not participate in the Governance and Sustainability Committee deliberations and recommendation or in the Board’s deliberations and decision whether to accept or reject the resignation offer.
When will the voting results from the Annual Meeting be disclosed?
The Company will file a Current Report on Form 8-K with the SEC and post the filing to the Company’s website within four business days following the Annual Meeting.

INGEVITY - 2022 Proxy Statement	73

QUESTIONS AND ANSWERS REGARDING STOCKHOLDER COMMUNICATIONS, STOCKHOLDER PROPOSALS, AND COMPANY DOCUMENTS
How can I obtain copies of Ingevity’s Annual Report?
We will provide without charge, at the written request of any stockholder of record as of the Record Date, a copy of our Annual Report, including the financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits to eligible stockholders making such a request.
Requests for copies of our Annual Report should be mailed to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. You may also access a copy of our Annual Report via the Internet by visiting www.proxyvote.com.
How do I submit a proposal for inclusion next year’s proxy statement?
Under SEC rules, a proposal that a stockholder wishes to include in our proxy statement for the 2023 annual meeting of stockholders must be received by our Corporate Secretary no later than the close of business on November 11, 2022. Proposals must be in writing and delivered to: Ingevity Corporation, 4920 O’Hear Avenue, Suite 400, North Charleston, South Carolina 29405, Attn: Corporate Secretary. In addition, proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Accordingly, stockholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.
How do I nominate a director for election at next year’s annual meeting of stockholders?
Under our Bylaws, any stockholder of record may nominate persons for election as directors at an annual meeting of our stockholders by providing written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2023 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that written notice of any nominations intended to be made at our 2023 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on December 28, 2022 and no later than the close of business on January 27, 2023. Any such notice must contain the information and conform to the requirements specified in our Bylaws. In addition, the Company will only consider nominations from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.
On November 17, 2021, the SEC adopted amendments to the proxy rules that require the use of a “universal proxy card” in all contested director elections, which will be effective for all stockholder meetings held after August 31, 2022 (the “universal proxy rules”). In addition to the requirements in the preceding paragraph, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 27, 2023, which is 60 days prior to April 27, 2023, the one year anniversary of the Annual Meeting.
74	INGEVITY - 2022 Proxy Statement

How do I bring other business before next year’s annual meeting of stockholders?
Under our Bylaws, any stockholder of record who wishes to present a matter for consideration (other than the nomination of a director or matters that have been submitted for inclusion in our proxy statement for such annual meeting) at an annual meeting of our stockholders must provide written notice of their intent to do so to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the annual meeting is held on a date that is more than 30 days before, or more than 60 days after, such anniversary, then such notice must instead be provided no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of: (i) the 90th day prior to the meeting; or (ii) the seventh day following the day on which public announcement of the date of the meeting is first made by the Company. We anticipate holding our 2023 annual meeting of stockholders on or about the one-year anniversary of this year’s meeting. This means that any notice regarding matters to be presented at our 2023 annual meeting of stockholders must be delivered to our Corporate Secretary no earlier than the close of business on December 28, 2022 and no later than the close of business on January 27, 2023. Any such notice must contain the information and conform to the requirements specified in our Bylaws.
In addition, the Company will only consider proposals from a stockholder who is a stockholder of record: (i) at the time of giving such notice; (ii) on the record date for the determination of stockholders entitled to vote at the annual meeting; and (iii) at the time of the annual meeting.
INGEVITY - 2022 Proxy Statement	75

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; impact of COVID-19; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; litigation related strategies and outcomes; markets for securities and expected future repurchases of shares, including statements about the manner, amount and timing of repurchases. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, adverse effects from the COVID-19 pandemic; adverse effects from general global economic and financial conditions, including inflation; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient crude tall oil and other raw materials; the United Kingdom’s withdrawal from the European Union; integration of future acquisitions; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and other periodic filings. These forward-looking statements speak only to management’s beliefs as of the date of this Proxy Statement. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this Proxy Statement.
76	INGEVITY - 2022 Proxy Statement

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND
RECONCILIATION TABLES
Non-GAAP Financial Measures Used in this Proxy Statement
Ingevity has presented certain financial measures in this Proxy Statement, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.
Metrics used in “2021 Business Highlights” and “NEO Performance and Compensation Decisions”
Adjusted EBITDA and Adjusted EBITDA Margin
Definitions. “Adjusted EBITDA” is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation and amortization, separation costs, restructuring and other (income) charges, net, acquisition and other-related costs, litigation verdict charges, and pension and postretirement settlement and curtailment (income) charges, net. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Net sales.

Reason Used. We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.

Reconciliation. The table below reconciles Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Free Cash Flow
Definition. “Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures.

Reason Used. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash.

Reconciliation. The table below reconciles the Company’s Free Cash Flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP.

INGEVITY - 2022 Proxy Statement	A-1

Metrics used in “Short-Term Incentive Plan and 2021 Awards”
Company STIP-Adjusted EBITDA
Definition. “Company STIP-Adjusted EBITDA” is defined as Adjusted EBITDA (as defined above), plus or minus the impact of certain non-cash gains or charges as determined in the LD&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss per share, and certain other adjustments reflecting substantial or out of the ordinary matters.

Reason Used. Company STIP-Adjusted EBITDA was selected as a performance measure under the 2021 STIP because Adjusted EBITDA is the primary performance measurement of the Company’s earnings guidance and drives behavior consistent with the stockholders’ interests. Additionally, for compensation award purposes, eliminating the other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Company STIP-Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP.

Business Unit STIP-Adjusted EBITDA (“BU STIP-Adjusted EBITDA”)
Definition. “BU STIP-Adjusted EBITDA” is defined as Segment EBITDA, as defined under ASC 280, plus or minus the impact of certain non-cash gains or charges as determined in the LD&C Committee’s sole discretion. Excluded items may include the cumulative effect of accounting changes, the effect of new accounting pronouncements, last-in, first-out (LIFO) adjustment (income) expense, (gain) loss on currency translation and hyperinflation (gain) loss per share, and certain other adjustments reflecting substantial or out of the ordinary matters.

Reason Used. BU STIP-Adjusted EBITDA was selected as a performance measure under the 2021 STIP because Segment EBITDA is the primary performance measurement of the Company’s segment earnings and drives behavior consistent with the stockholders’ interests. Additionally, for segment compensation award purposes, eliminating the fair market gain or loss from other certain non-cash gains or losses was appropriate because the impacts of both were primarily driven by external market conditions and not by decisions management could directly influence.

Reconciliation. The table below reconciles Performance Chemicals' BU STIP-Adjusted EBITDA and Performance Materials' BU STIP-Adjusted EBITDA to Segment EBITDA, respectively, the most comparable financial measure calculated in accordance with GAAP under ASC 280.

Company STIP-Adjusted Revenue
Definition. Company STIP-Adjusted Revenue is defined as revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. Company STIP-Adjusted Revenue was selected as a performance measure under the 2021 STIP to drive behaviors consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles Company STIP-Adjusted Revenue to the Company’s revenue, the most comparable financial measure calculated in accordance with GAAP.

A-2	INGEVITY - 2022 Proxy Statement

Business Unit STIP-Adjusted Revenue (“BU STIP-Adjusted Revenue”)
Definition. “BU STIP-Adjusted Revenue” is defined as segment revenue in accordance with GAAP, plus or minus the impact of certain non-recurring items including, without limitation, currency impacts, discontinued or sold operations, acquisition impacts, and new accounting pronouncements.

Reason Used. BU STIP-Adjusted Revenue was selected as a performance measure under the 2021 STIP to drive behaviors within each segment consistent with our Ingevity 2.0 Strategy, which is to drive sustainable revenue growth to achieve enduring enterprise success and create long-term stockholder value.

Reconciliation. The table below reconciles Performance Chemicals' BU STIP-Adjusted Revenue and Performance Materials' BU STIP-Adjusted Revenue to each segment's revenue, respectively, the most comparable financial measure calculated in accordance with GAAP.

Metrics used in “Long-Term Incentive Plan and 2021 Awards” and “Payout of 2019 PSU Award”
Cumulative Earnings (Loss) per Share (“Cumulative EPS”)
Definition. “Cumulative EPS” is defined as continuing operations diluted EPS attributable to Ingevity stockholders plus restructuring and other (income) charges, net per share, acquisition and other-related costs per share, impairment charges per share, litigation verdict charges per share, pension and postretirement settlement and curtailment (income) charges, net per share, tax expense (benefit) recorded as a result of legislative tax rate changes and certain discrete tax items such as excess tax benefits on share-based compensation vesting per share, and Certain non-cash (income) charges per share (which includes: cumulative effect of accounting changes per share, the effect of new accounting pronouncements per share, last-in, first-out (LIFO) adjustment (income) expense per share, (gain) loss on currency translation and hyperinflation (gain) loss per share, COVID-19-related customer provisions per share), and the income tax expense (benefit) per share on these items.

Reason Used. Cumulative EPS was selected as a performance measure because Cumulative EPS is a primary performance measurement of the Company’s profitability over the performance period.

Reconciliation. The table below reconciles Cumulative EPS to diluted earnings per share, the most directly comparable financial measure calculated in accordance with GAAP.

Period-End Return on Invested Capital (“Period-End ROIC”)
Definitions. “Period-End ROIC” is defined as net operating profit after tax (NOPAT) divided by the Invested Capital for the final year in the period. NOPAT is defined as net income (loss) from continuing operations plus interest expense (income), net, restructuring and other (income) charges, acquisition and other-related costs, litigation verdict charges, pension settlement and curtailment (gain) loss, and the income tax expense (benefit) on these items, including the tax expense (benefit) recorded as a result of legislative tax rate changes, and certain discrete tax items such as excess tax benefits on share-based compensation vestings. Invested Capital is defined as total debt including financing lease obligations (including the amounts recorded as the result of adoption of new accounting standards), less the financing lease restricted investment plus total Ingevity stockholders’ equity. There will be no offset for cash, cash equivalents (except restricted cash), and marketable securities. Period-End Invested Capital will be defined as a two (2) point average: (beginning calendar year Invested Capital plus end of calendar year Invested Capital) divided by two.

Reason Used. Period-End was selected as a performance measure under the 2019 PSUs because it aligns with shareholder interests and promotes capital discipline.

INGEVITY - 2022 Proxy Statement	A-3

Reconciliation. The table below calculates the Company’s Period-End ROIC. The tables below also reconcile NOPAT (Period-End ROIC numerator) to net income attributable to Ingevity’s stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Period-End Invested Capital (Period-End ROIC denominator) using the balance sheet. See the audited consolidated balance sheet for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022.

Average Return on Invested Capital (“Average ROIC”)
Definitions. “Average ROIC” is defined as net operating profit after tax (NOPAT) divided by the Invested Capital for the period using an average of the ROIC from each of the three plan years. NOPAT is defined as net income (loss) from continuing operations plus interest expense (income), net, restructuring and other (income) charges, acquisition and other-related costs, litigation verdict charges, pension settlement and curtailment (gain) loss, and the income tax expense (benefit) on these items, including the tax expense (benefit) recorded as a result of legislative tax rate changes, and certain discrete tax items such as excess tax benefits on share-based compensation vestings. Invested Capital is defined as total debt including financing lease obligations (including the amounts recorded as the result of adoption of new accounting standards), less the financing lease restricted investment plus total Ingevity stockholders’ equity. There will be no offset for cash, cash equivalents (except restricted cash), and marketable securities. Average Invested Capital for each year will be defined as a two (2) point average: (beginning calendar year Invested Capital plus end of calendar year Invested Capital) divided by two.

Reason Used. Average ROIC was selected as a performance measure under the 2021 PSUs because it aligns with shareholder interests and promotes capital discipline. For 2021, the LD&C Committee believed that the use of an average vs. period-end calculation was more appropriate and would drive management accountability consistently throughout the performance period.

Reconciliation. When the 2021 PSUS payout, the Company will provide a table that calculates the Average ROIC. The table provided will also reconcile NOPAT (Average ROIC numerator) to net income attributable to Ingevity’s stockholders, the most comparable measure calculated in accordance with GAAP, and calculates Average Invested Capital (Average ROIC denominator) using the balance sheet.

A-4	INGEVITY - 2022 Proxy Statement

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) to Company STIP-Adjusted EBITDA (Non-GAAP)
In millions, unaudited	Year Ending 2021	Year Ending 2020	Year Ending 2019
Net income (loss) (GAAP)	118.1	$181.4	$183.7
Interest expense	51.7	47.1	54.6
Interest income	(4.0)	(4.9)	(7.7)
Provision (benefit) for income taxes	44.7	53.7	44.2
Depreciation and amortization	109.9	100.2	85.0
Restructuring and other (income) charges, net	16.2	18.5	1.8
Acquisition and other-related costs	0.6	1.8	35.3
Litigation verdict charge	85.0	—	—
Pension and postretirement settlement and curtailment charges (income), net	—	0.1	—
Adjusted EBITDA (Non-GAAP)	$422.2	$397.9	$396.9
Certain non-cash charges(1)	1.8	1.0	2.8
Company STIP-Adjusted EBITDA (Non-GAAP)	$424.0	$398.9	$399.7
Net Sales	$1,391.5	$1,216.1	$1,292.9
Adjusted EBITDA Margin (Non-GAAP)	30.3%	32.7%	30.7%
(1)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers and ASC 326 – Financial Instruments – Credit Losses, COVID-19-related customer provisions, and non-cash translation impacts associated with currency exchange rate fluctuations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP)
to Free Cash Flow (Non-GAAP)
In millions, unaudited	Year Ending 2021	Year Ending 2020
Net Cash Provided by Operating Activities (GAAP)	$293.0	$352.4
Capital expenditures	(103.8)	(82.1)
Free Cash Flow (Non-GAAP)	$189.2	$270.3
Reconciliation of Segment EBITDA (GAAP) to BU STIP-Adjusted EBITDA (Non-GAAP)
	Year Ending 2021
In millions, unaudited	Performance Chemicals	Performance Materials
Segment EBITDA (GAAP)	$172.8	$249.4
Certain non-cash charges(1)	2.2	(0.4)
BU STIP-Adjusted EBITDA (Non-GAAP)	$175.0	$249.0
(1)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting and non-cash translation impacts associated with currency exchange rate fluctuations.

INGEVITY - 2022 Proxy Statement	A-5

Reconciliation of Revenue (GAAP) to Company STIP-Adjusted Revenue
(Non-GAAP)
In millions, unaudited	Year Ending 2021
Revenue	$1,391.5
Certain non-recurring items(1)	(2.4)
Company STIP-Adjusted Revenue (Non-GAAP)	$1,389.1
(1)	Represents certain non-cash income (cost) translation impacts associated with currency exchange rate fluctuations.
Reconciliation of Segment Revenue (GAAP) to BU STIP-Adjusted Revenue
(Non-GAAP)
	Year Ending 2021
In millions, unaudited	Performance Chemicals	Performance Materials
Segment Revenue (GAAP)	$874.7	$516.8
Certain non-recurring items(1)	0.6	(3.0)
STIP-Adjusted Revenue (Non-GAAP)	$875.3	$513.8
(1)	Represents certain non-cash income (cost) translation impacts associated with currency exchange rate fluctuations.
Reconciliation of Diluted EPS (GAAP) to Cumulative EPS (Non-GAAP)
Shares In millions, unaudited	Year Ending 2021	Year Ending 2020	Year Ending 2019
Diluted earnings (loss) per common share (GAAP)	$2.95	$4.37	$4.35
Restructuring and other (income) charges	0.40	0.45	0.04
Acquisition and other-related costs	0.01	0.04	0.84
Litigation verdict charge	2.12	—	—
Pension and postretirement settlement and curtailment charges (income)	—	—	—
Tax effect on items above	(0.59)	(0.10)	(0.16)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	0.34	0.12	(0.14)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$5.23	$4.88	$4.93
Adjustments:
Certain non-cash (income) charges(2)	0.04	0.02	0.06
Tax effect on items above	(0.01)	—	(0.01)
Diluted adjusted earnings (loss) per share, net of adjustments	$5.26	$4.90	$4.98
Cumulative EPS (Non-GAAP)(3)		$15.14
(1)
Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of changes associated with U.S. Tax Reform. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.

(2)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 326 – Financial Instruments – Credit Losses, COVID-19-related customer provisions, and non-cash translation impacts associated with currency exchange rate fluctuations.

(3)	Sum of 2019, 2020, and 2021.
A-6	INGEVITY - 2022 Proxy Statement

Reconciliation of Net Income (Loss) Attributable to Ingevity Stockholders (GAAP) to NOPAT (Non-GAAP)
In millions, unaudited	Year Ending 2021
Net income (loss) attributable to Ingevity stockholders (GAAP)	$118.1
Restructuring and other (income) charges, net	16.2
Acquisition and other-related costs	0.6
Litigation verdict charge	85.0
Tax effect on items above	(23.8)
Tax benefit from legislative tax rate changes, including certain discrete tax items(1)	13.4
Adjusted earnings (loss) (Non-GAAP)	$209.5
Adjustments:
Interest expense, net	$47.7
Certain non-cash charges(2)	1.8
Tax effect on items above	(0.4)
NOPAT (Non-GAAP) (Period-End ROIC numerator)	$258.6
(1)
Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of changes associated with U.S. Tax Reform. Management believes excluding these discrete tax items assists investors, potential investors, securities analysts, and others in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing useful supplemental information about operational performance.

(2)
Represents certain non-cash costs primarily including non-cash income resulting from inventory adjustments recorded during the period in accordance with last-in, first-out (“LIFO”) inventory accounting, adoption impacts from ASC 606 - Revenue from Contracts with Customers and ASC 326 – Financial Instruments – Credit Losses, COVID-19-related customer provisions, non-cash translation impacts associated with currency exchange rate fluctuations.

Calculation of Period-End (2021) Invested Capital
	December 31,
In millions, unaudited	2021	2020
Total Ingevity Stockholders’ Equity	$673.8	$642.1
After tax impact of new accounting pronouncements	0.0	0.8
Total Debt including capital lease obligation	1,280.50	1,306.5
Less: Restricted Investment, gross of allowance for expected credit losses	(76.6)	(74.5)
Less: Restricted Cash	(0.6)	(0.7)
Invested Capital	$1,877.1	$1,874.2
Period-End Invested Capital (Period-End ROIC denominator)	$1,875.7	—
Calculation of Period-End ROIC
In millions, unaudited	2021
NOPAT (Period-End ROIC numerator)	$258.6
Period-End Invested Capital (Period-End ROIC denominator)	1,875.7
Period-End ROIC	13.79%
INGEVITY - 2022 Proxy Statement	A-7

Ingevity Corporation
4920 O'Hear Avenue
Suite 400
North Charleston, SC
29405
844 643 8489

ingevity.com

SCAN TO
VIEW MATERIALS & VOTE

INGEVITY CORPORATION
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on April 26, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NGVT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on April 26, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73479-P66266 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGEVITY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of the below Director nominees, each for a one-year term and until his or her successor is duly elected and qualified:

Nominees:	For	Against	Abstain
1a. Jean S. Blackwell	☐	☐	☐
1b. Luis Fernandez-Moreno	☐	☐	☐
1c. J. Michael Fitzpatrick	☐	☐	☐
1d. John C. Fortson	☐	☐	☐
1e. Diane H. Gulyas	☐	☐	☐
1f. Frederick J. Lynch	☐	☐	☐
1g. Karen G. Narwold	☐	☐	☐
1h. Daniel F. Sansone	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D73480-P66266

INGEVITY CORPORATION
VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
Wednesday, April 27, 2022 at 9:30 AM Eastern Time

INGEVITY CORPORATION
4920 O'Hear Ave, Suite 400, North Charleston, SC 29405
This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on Wednesday, April 27, 2022.

The undersigned hereby appoints Stacy L. Cozad and Ryan C. Fisher, and both of them, proxies, with full power of substitution in each, to represent, and to vote the common stock of INGEVITY CORPORATION, which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders scheduled to be held at 9:30 AM Eastern Time on April 27, 2022, virtually at www.virtualshareholdermeeting.com/NGVT2022, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this proxy will be voted "FOR" each of the director nominees listed in Proposal 1, and "FOR" Proposals 2 and 3, and in the discretion of the proxies, upon such other business as properly comes before the Annual Meeting.

Continued and to be signed on reverse side